As filed with the Securities and Exchange Commission on _________2009                                                                                                                                          Registration No. 33-16966

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED MINERALS, INC.
(Name of small business issuer in its charter)

Delaware	1044	82-0096527
(State of jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

110 Greene Street – Ste 1101, New York, NY
(208) 556-1181

(Address and telephone number of principal executive offices and principal place of business)

Andre Zeitoun
Chief Executive Officer
110 Greene Street – Ste 1101, New York, NY
(208) 556-1181
(Name, address and telephone number of agent for service)

Copies to:
William Gleeson
K&L Gates LLP
Suite 2900
925 Fourth Avenue
Seattle, WA 98104
(206) 623-7580

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 

Non-accelerated filer (Do not check if a smaller reporting company) 	Smaller reporting company x

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.001 par value per share (shares issued pursuant to conversion of PIK Notes (1) sold by the issuer, plus PIK interest on such notes)	10,256,902	$0. 67	$6 ,872,124	$490
Common Stock, $0.001 par value per share (shares issuable pursuant to outstanding PIK Notes sold by the issuer)	2,057,692	$0.6 7	$1 ,378,654	$98
Common Stock, $0.001 par value per share (shares that may be issued as PIK interest on outstanding PIK notes)	2,996,068	$0.6 7	$2,007,366	$1 43
Common Stock, $0.001 par value per share (shares issuable on exercise of outstanding options to purchase Common Stock)	7,633,277	$0.6 7	$5,114,296	$365
Common Stock, $0.001 par value per share (shares issued as compensation)	304,025	$0.6 7	$203,696	$22
Common Stock, $0.001 par value per share (shares issuable on exercise of an outstanding warrant)	160,000	$0.6 7	$1 07,200	$8
Total	23,407,964		$15,683,336	$1,126

(1)	PIK Notes refers to 10% PIK-Election Convertible Note due 2018

(2)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable on (a) the conversion of the PIK Notes , (b) the exercise of options or a warrant or (c) on then already issued shares as a result of stock splits, stock dividends or similar transactions which occur during this continuous offering.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low quotation of our common stock, as reported on the OTCBB quotation service on January 26 , 20 10 .

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine

The information in this prospectus is not complete and may be changed.  The securities subject to this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

23,407,964 Shares

APPLIED MINERALS, INC.

Common Stock

This prospectus relates to the offer and sale , from time to time, of up to 23,407,964 shares of our common stock with par value of $0.001.  Some shares of common stock and others are issuable upon the exercise of options and a warrant to purchase common stock, upon the conversion of outstanding 10% PIK Convertible Notes due 2018 , $0.001 par value, from time to time by certain of our stockholders, or persons who have become or may become our stockholders upon the exercise of options or warrants issued by us or the conversion of our 10% PIK-Election Convertible Note s due 2018 (“PIK Notes”) and the conversion of PIK Notes that may be issued as interest payments .   The sellers are referenced throughout this prospectus as “selling stockholders.”

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over the counter stock market or in private, negotiated transactions.  Each selling stockholder will determine the prices at which the stockholder’s shares will be sold.  Although we will incur expenses in connection with the registration of the shares of common stock offered under this prospectus, we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the OTCBB under the symbol “AMNL.”  On January 26 , 20 10 , the closing bid quotation of our common stock was $0.6 7 .

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The shares of common stock offered under this prospectus involve a high degree of risk.  See “Risk Factors” beginning at page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February __, 20 10

TABLE OF CONTENTS

Page
Prospectus Summary	II-1
Risk Factors	II-2
The Offering	II-4
Note Regarding Forward Looking Statements	II-4
History and Development of the Company	II-5
Properties	II-8
Legal Proceedings	II-10
Management’s Discussion and Analysis of Financial Condition and Results Of Operations	II-11
Board of Directors	II-20
Director Compensation	II-22
Executive Officers	II-22
Executive Compensation	II-23
Outstanding Equity Awards at December 31, 2008	II-25
Compensation Committee Interlocks And Insider Participation	II-26
Securities Ownership	II-26
Related Party Transactions	II-26
Use of Proceeds	II-29
Price Range of Our Common Stock and Other Stockholder Matters	II-30
Description of Capital Stock	II-30
10% PIK-Election Convertible Notes Due 2018	II-31
Selling Stockholders	II-32
Plan of Distribution	II-35
Shares Eligible for Future Sale	II-37
Legal Matters	II-37
Experts	II-37
Where You Can Find More Information	II-37
Financial Statements	II-38
Information Not Required In A Prospectus	II-90

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our company that is not contained in this prospectus.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless otherwise specified or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Applied Minerals, Inc., a Delaware corporation, and its consolidated subsidiary.

PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements in this prospectus. This summary does not contain all of the information you should consider before investing in our securities.  You should read all of the information incorporated in this prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” before making an investment decision.

The offering of c ommon s tock is being made by certain persons who hold or may acquire c ommon s tock of the Company.  The Company will not receive any proceeds from the sale of the Common Stock by the selling shareholders. The Company will, however, receive proceeds in the amount of $5,325,544 assuming the exercise of all options and a warrant to purchase common stock held by the selling shareholders, subject to the outstanding warrants to purchase Common Stock of the Company are exercised using a cashless method.

The Company was initially incorporated as Atlas Mining Company in the state of Idaho on March 4, 1924.  The Company reincorporated in the state of Delaware on November 3, 2009, changing its name to Applied Minerals, Inc.

We formerly operated a contract mining business and were engaged in the development of our resource property, the Dragon Mine, located in the state of Utah. Historically our primary source of revenue was generated by our contract mining operations. On December 31, 2008 we discontinued our contract mining business due to adverse economic conditions and the desire to concentrate our efforts on the commercialization of the halloysite clay deposit at the Dragon Mine, located in Juab, Utah.

The Company was founded in 1924 as a mining company to exploit the Atlas Mine in Mullan, Idaho.  Operations at the Atlas Mine were suspended in the early 1980s and have not been resumed.  The Company became active again in 1997.  Until December 31, 2008, it engaged in two businesses:  contract mining and exploration of the Dragon Mine, which has a deposit of halloysite material in Juab, Utah.  The Company then terminated the contract mining business.  The Company has never been a development or production-stage company with respect to the Dragon Mine and the Company does not have reserves.  Sales of product from the Dragon Mine have been negligible.

In October, 2007, the Company published a press release concerning the Dragon Mine, announcing among other things, the suspension of operations at the mine, and thereafter the Company’s stock fell more than 50%.  A securities law class action was filed and a formal investigation was initiated by the Securities and Exchange Commission.  The Company has entered into an agreement to settle the class action for $1,250,000 and is awaiting court approval.  The Company has cooperated with the SEC investigation and has submitted an offer of settlement.

Since January, 2008, the board of directors and management has completely changed and the Company has entered into a management contract with Material Advisors LLC pursuant to which the CEO and Interim Chief Financial Officer serve as officers of the Company.

In 2008 and part of 2009, the Company’s activities were largely related to dealing with legacy problems (class action, SEC investigation, insurance issues) and fund raising to finance legal and accounting and other costs related to the legacy issues.  In 2008, the Company hired a geologist to make an assessment of the Dragon Mine and the work is ongoing.  Throughout 2009, the Company has taken additional steps to move the Company toward commercialization of the Dragon Mine.

The independent auditors’ report accompanying our December 31, 2008 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The financial statements included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2009 state that:

The Company has incurred material recurring losses from operations. At December 31, 2008, the Company had accumulated deficits prior to the exploration stage of $20,009,496, in addition to limited cash and unprofitable operations. For the nine months ended September 30, 2009 and 2008, the Company sustained net losses before discontinued operations of $4,636,439 and $4,703,454, respectively, and has an accumulated deficit from exploration stage of $4,636,439 at
September 30, 2009.  These factors indicate that the Company may be unable to continue as a going concern.

Our principal executive offices are located 110 Greene Street – Ste 1101, New York, NY.  Our telephone number is (208) 556-1181.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS ANNUAL REPORT, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

As of the date of this prospectus, the Company has not commercialized the Dragon Mine and has not had other than minimal revenues from the sale of minerals from the Dragon Mine.  Historically, we had to rely on cash flow generated both from its contract mining business and the sale of stock to fund its operations. The contract mining business was discontinued in December 2008.  At the current time, the Company has obligations in excess of its liquid assets.  If the Company is unable to fund its operations through the commercialization of the Dragon Mine, the sale of equity and/or debt or a combination of both, it may have to file bankruptcy.  The Company is currently seeking additional financing though there is no assurance that it will be able to do so.

ABILITY TO CONTINUE TO OPERATE AS A GOING CONCERN

Through December 31, 2008, the Company had accumulated deficits of $20,009,496.  For the year ended December 31, 2008, the Company sustained net losses before discontinued operations of $6,215,745.  In the first three quarters of 2009, when it was in the exploration stage, it had additional losses and accumulated deficits of $4,821,237.  These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing as required. If successful, this will mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern.

DISCONTINUATION OF CONTRACT MINING

As of December 31, 2008, our only source of revenues from operations, with minor exceptions, had been the Contract Mining business.  The Contract Mining business was closed on December 31, 2008 and will not be restarted.

DRAGON MINE

Through October 2007, we were engaged in the commercialization of the Dragon Mine clay deposit, located in the state of Utah.  Such activities were suspended in October 2007 when previous management determined that the lack of both a detailed resource analysis and an adequate mineral processing system would prevent a successful commercialization of the mine.  In 2008, the Company engaged the services of an internationally recognized geological consulting firm to both conduct a detailed assessment of the Dragon Mine and develop an adequate processing system.  At the time of the completion of this report, the work of the consulting firm was still ongoing.  If the resource survey does not confirm the presence of a commercially viable mineral source at the Dragon Mine or if an adequate processing system cannot be developed, the Company’s ability to achieve commercial success would be materially impaired.  Marketing activities and development activities related to the Dragon Mine remained suspended after October, 2007 through 2008 and into 2009.  Marketing activities were resumed in 2009, but no sales have been made as of the date of this prospectus and there is no assurance that sales will be made in the future.

WE HAVE EXPERIENCED CONTINUED, ANNUAL OPERATING LOSSES SINCE SEPTEMBER 1997.

We have experienced annual operating losses since our reactivation in September 1997.  We cannot assure that our proposed projects and services, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profit margins.

THERE IS NO ASSURANCE THAT THE DRAGON MINE HAS COMMERCIALLY VIABLE DEPOSITS OR "RESERVE".

We cannot provide any assurances that a commercially viable deposit exists at the Dragon Mine.  The determination of the existence of a viable deposit will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable deposit at the Dragon Mine, the prospects of our commercial success will be materially impaired.

WE HAVE NOT PROCESSED COMMERCIAL QUANTITIES OF HALLOYSITE CLAY

The halloysite clay at the Dragon Mine is mixed with many other minerals, including iron.  Separation of the halloysite from the other minerals requires special processing.  While we have entered into a memorandum of understanding with a toll processor and that toll processor has processed 20 tons satisfactorily, there is no assurance that a final agreement will be reached or that processing on a commercial scale will be successful.

WE HAVE RECORDED MINIMAL INCOME FOR OUR EXPLORATION/DEVELOPMENT ACTIVITIES, AND MAY DO SO IN THE FUTURE.

The Dragon Mine had produced minimal income from mining activities.  Additionally, we as a company had not yet generated any profit.  It is not clear whether we’ll be able to commercially develop the Dragon Mine.  If we do not commercialize the mine, our ability to continue our business operations may be jeopardized.

WE MAY NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND IF WE FAIL TO OBTAIN ADDITIONAL FUNDING WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

As of the date of the filing of this report, we will need to raise additional capital to establish commercially viable operations at the Dragon Mine and for other uses.  We cannot assure you that we will be able to raise additional financing, including debt or equity financing as needed, or, if available, on terms favorable to us.  Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility.  Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

WE MAY NOT BE ABLE TO IMPLEMENT OR MAINTAIN FINANCIAL AND MANAGEMENT SYSTEMS.

As of December 31, 2008, we have failed to implement and maintain certain financial and management information systems, controls and procedures.  If, in the future, we fail to implement and maintain financial and management information systems, controls and procedures, add internal capacity, facilities and third-party sourcing arrangements or attract, train, retain, motivate and manage effectively our employees, it could have a material adverse effect on our business, financial condition and results of operations. While we believe that our certain financial and management information systems, controls and procedures are now effective, there is no assurance that they will be effective in the future.

THERE IS COMPREHENSIVE FEDERAL, STATE AND LOCAL REGULATION OF THE EXPLORATION INDUSTRY THAT COULD HAVE A NEGATIVE IMPACT OUR MINING OPERATIONS.

Exploration operations are subject to federal, state and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Exploration operations are also subject to federal, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.  We require various permits from government bodies for exploration operations to be conducted.  We cannot assure you that such permits will be received.  No assurance can be given that environmental standards imposed by federal, state or local authorities will not be changed or that any such changes would not have material adverse effects on our activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on our financial position.  Additionally, we may be subject to liability for pollution or other environmental damages that we may elect not to insure against due to prohibitive premium costs and other reasons.  Management is aware of the necessity of obtaining proper permits prior to conducting any exploration activity.

APPLICABILITY OF "PENNY STOCK RULES" TO BROKER-DEALER SALES OF OUR COMMON STOCK COULD HAVE A NEGATIVE EFFECT ON THE LIQUIDITY AND MARKET PRICE OF OUR COMMON STOCK.

Our common stock is quoted on the Over the Counter Bulletin Board and on the pink sheets.  It is not quoted on any exchange or on NASDAQ, and no other exemptions currently apply.  Therefore, the SEC "penny stock" rules govern the trading in our common stock.  Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The firm must furnish the customer a document describing the risks of investing in penny stocks.  The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade.  Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer’s account.  Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to comply with the “penny stock rules.”  This may make it more difficult for investors to dispose of our common stock.

SEC CEASE AND DESIST ORDER

On December 22, 2009, the Securities and Exchange Commission entered a cease and desist order against us.  We consented to the order without admitting the facts recited in the SEC’s order.  The summary section in the Commission’s order said that the proceeding arose from repeated registration violations, internal control deficiencies, and inaccurate and untimely financial filings.  Specifically, from 2002 through late 2005, we improperly issued millions of shares of our common stock that purportedly had been registered with the Commission on Forms S-8 and/or SB-2.  This misconduct allowed stock promoters and us to reap illicit profits by reselling our stock to investors who had been denied legally mandated disclosures.  In late 2007, we announced our intention to restate our financial statements for the periods 2004 through 2006 when these improper stock issuances and other potential issues came to light.  When we filed our restated financial statements in the Summer of 2009, we reported the correction of numerous errors in our past filings, including errors related to its improper S-8 and SB-2 stock issuances, and acknowledged longstanding material weaknesses in our internal controls, including the lack of effective oversight and monitoring of the financial reporting and accounting functions by past management.

The cease and desist order ordered us to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act, and Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13 thereunder.

The cease and desist order was entered pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934.  Any violation of the order would expose us to the remedies available to the SEC, including accounting, disgorgement, monetary, and other remedies.

THE OFFERING

This prospectus relates to the sale of up to 23,407,964 shares of our common stock issued as compensation, issuable upon the exercise of options to purchase common stock, issuable upon the exercise of a warrant to purchase common stock and issuable upon the conversion of 10% PIK Convertible Notes due 2018 from time to time by certain of our stockholders, or persons who may become our stockholders upon the exercise of options or warrants issued by us or the conversion of our PIK Notes.  We refer to these persons throughout this prospectus as the “selling stockholders.”

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

HISTORY AND DEVELOPMENT OF THE COMPANY

Applied Minerals, Inc. was incorporated as Atlas Mining Company, an Idaho corporation, in 1924.  The Company reincorporated in Delaware in 2009 under the name of Applied Minerals, Inc.

The Company was formed for the purpose of exploring and developing the Atlas Mine, a consolidation of several patented mining claims located in the Coeur d’Alene Mining District near Mullan, Idaho.  The Company eventually became inactive as a result of low silver prices.  In September 1997, the Company became active again.  During the years ended December 31, 2008 and 2007, the Company provided shaft sinking, underground mine development and mine labor primarily to companies in the mining and civil engineering industries.  Historically, the Company’s contract mining operation have been its sole source of revenue and income

We operated a contract mining business under the trade name Atlas Fausett Contracting (“AFC”). AFC was engaged in exploration and mine development as well as preparatory work such as site evaluation, feasibility studies, trouble-shooting and consultation.  AFC's projects included all types of underground mine development, rehabilitation and diamond drilling.  At December 31, 2008, we discontinued our contract mining efforts due to economic conditions and the desire to concentrate our efforts on commercializing the halloysite clay deposit at the Dragon Mine.  There are no plans to resume contract mining activities.

The activities at our Dragon Mine property, located in Juab County, Utah, were suspended in October 2007 when previous management determined that both a resource survey and an appropriate processing facility were needed before the property could be successfully commercialized.  In 2008, a geological consulting firm was hired by us to both carry out a detailed geological review of the property and develop an appropriate method by which to process the mineral resource.  This work is ongoing as of the date of this report.  Beginning in 2009, we began processing material from the mine and distributing samples to potential customers as part of a preliminary marketing program. The geological consulting firm referred to above has subcontracted with a firm with expertise in the development of mineral processing to identify an appropriate processing system for the Company.  Any subsequent reference to a geological consulting firm may be assumed to include the firm currently being contracted to identify the processing system.

Management believes that the clay resource found at the Dragon Mine property possesses, among other things, certain structural and mineralogical characteristics that may possibly add functionality to applications such as, but not limited to, the controlled release of biological and chemical agents, polymer-related strengtheners and fire retardants, oil field drilling minerals, catalyst carriers, filtration technologies, hydrogen storage for fuel cells and cosmetics.  For certain of the aforementioned applications, management believes the Dragon Mine resource has the potential to serve as a more effective alternative to the materials upon which these current technologies are established.  Other above-mentioned applications are being developed to specifically utilize the structural characteristics of the clay resource.

The Dragon Mine property contains halloysite, kaolinite, alunite and other minerals located underground and in waste piles that are the result of previous mining operations.  The geological resource survey being conducted on the Dragon Mine has involved the assessment of approximately 10,000 feet of borehole drill cores and the analysis of samples taken from the five waste piles located at the mine site.  The survey has included x-ray diffraction analysis to determine the levels of halloysite, kaolinite and other minerals found in the resource.  Initial studies have indicated that conventional processing may be used to separate the halloysite and kaolinite fractions from alunite and other minerals found in the Dragon Mine resource.  The geology of the deposit shows alterations of feldspar identified alongside the presence of monzanite, halloysite and kaolinite.  Purer halloysite found at the mine has been identified alongside the presence of iron ore.  The morphology of the halloysite identified at the Dragon Mine, as determined by Scanning Electron Microscopy (“SEM”) analysis, demonstrates the existence of both lath-like and tubular formations.  The kaolinite present at the Dragon Mine has been determined to possess a highly crystalline structure.

As of the date of this prospectus, a study is being conducted to identify the applications for which the Dragon Mine resource may provide functionality.  Processed clay samples have been distributed to potential customers who have requested halloysite and/or halloysite-kaolinite mixtures.  A number of advanced applications to which the Company plans to market its resource are currently using plate-like structured clays that must undergo expensive exfoliation process to achieve proper functionality.  The tubular morphology of the Dragon Mine resource does not require such an exfoliation process to achieve similar or, in many instances, greater functionality.  Management, therefore, believes that it may be able to deliver its processed mineral to market at price points lower than those of competing clays, without sacrificing performance.

In addition to certain advanced applications previously mentioned, we believe the Dragon Mine resource may also be marketed to certain established, low-tech applications such as, but not limited to, fine porcelain, bone china, high-performance advanced technical ceramics, paint fillers, suspension agents, animal feed, cement hardeners, and food and pharmaceutical additives.  Markets, such as fine porcelain and bone china, would likely require the Dragon Mine clay resource be processed for increased brightness and reduced presence of titanium whereas applications, such as a cement hardener, would require a relatively unprocessed version of the Dragon Mine resource.  Management, as part of its overall business strategy, will continually assess the economic feasibility of pursuing potential markets.

Management believes that both existing and potential applications that utilize the Dragon Mine resource will require varying grades of clay to satisfy the unique technical requirements of each application.  Some applications may require pure halloysite, composed of tubular and/or lath-shaped particles while other applications may require a grade of clay consisting of a specific halloysite-kaolinite ratio.  The determination of the appropriate grade of clay will likely require significant technical cooperation between the Company and the developer of the related application.  As previously mentioned, the Company has hired a consulting firm to identify a processing system capable of producing the grades of clay required by potential applications.  The identification of such a system is ongoing.

In 2009, the Company entered into a development agreement with Yuri M. Lvov, Ph.D., a professor of chemistry at Louisiana Tech University and the T.C. Pipes Eminent Endowed Chair on Micro and Nanosystems at the Institute for Micromanufacturing (LaTech).  The scope of the agreement includes, among other things, the development of the Dragon Mine halloysite as part of an anti-corrosion paint application in addition to the development of other emerging applications.

Contract Mining

AFC was engaged in exploration and mine development as well as preparatory work such as site evaluation, feasibility studies, trouble-shooting and consultation.  AFC's projects include all types of underground mine development, rehabilitation and diamond drilling.  At December 31, 2008 we discontinued our contract mining efforts due to economic conditions and the desire to concentrate efforts on commercializing the halloysite clay deposit at the Dragon Mine.  There are no plans to resume the contract mining business.

Dragon Mine

The Dragon Mine is located in the Tintic District of north central Utah.  The property is 2 miles southwest the town of Eureka which, in turn, is approximately 75 miles southwest of Salt Lake City. The mine sits on approximately 230 acres.

From 1949 through 1976 Filtrol Corporation operated the Dragon Mine.  To the best of our knowledge, Filtrol mined approximately 1.35 million tons of clay valued at approximately $50 million for use as an input for a petroleum-cracking catalyst product.  The mine was idle from 1977 until we leased it in 2001.  We purchased the property for $500,000 in 2005.

Until October 2007 we were focused on commercializing the Dragon Mine.  Such activities were suspended by previous management in October 2007 due to, among other things, the lack of both a comprehensive resource survey of the Dragon Mine and an effective mineral processing system.  In 2008, the Company retained an internationally recognized geological consulting firm to (i) conduct a geological review of the 230 acre Dragon Mine deposit and (ii) develop a system by which to process the potential mineral production of the mine.  As of the date of the filing of this report, the Company has not received a final report regarding either a measurement of the mine’s resource reserve or the development of a processing system.  Prior to the suspension of operations at the mine in October 2007, we focused our marketing efforts primarily on the introduction of the Dragon Mine’s clay resource to the controlled-release application and polymer filler markets.

We do not have “reserves” as defined in Guide 7 (“Description of Property by Issuers Engaged or To Be Engaged in Significant Mining Operations”), either proven or probable.  A reserve is defined as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.  A proven reserve is a reserve for which (a) quantity is computed from dimensions revealed in drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.  A probable reserve is one for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.  The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

The geological consulting firm hired by the Company will ultimately produce a detailed resource survey of the Dragon Mine that will provide the Company with volume figures for certain minerals present at the mine.  Volumes, if any, for both halloysite and kaolinite will be provided.  A reserve figure will be provided if the resource satisfies the definition of either proven or probable.  The primary markets into which the Company hopes to sell its mineral resource are developing and, therefore, have little historical price data.  This fact may prevent a reserve figure from being determined.

Our exploration expenses for the twelve months ending December 31, 2008 and 2007 and for the first nine months of 2009 were $1,356,659, $2,396,792, and $855,776, respectively, on the halloysite clay project.

In December 2008 we entered into a Management Agreement with Material Advisors LLC (“Manager”), a management services company, to provide services including, but not limited to, the development of the Dragon Mine and the marketing of its halloysite clay deposit.

Processing

The resource at the Dragon Mine is a mixture of a number of minerals including, but not limited to, halloysite, kaolinite and alunite.  During 2005 and 2006, the Company invested in the development of a processing plant at the site of the Dragon Mine that was designed to separate tubular halloysite from non-halloysite material.  The plant utilized an air-based processing technique.  This method was ultimately deemed inadequate for the mineralogy of the Dragon Mine resource.

We have entered a Memorandum of Understanding (“MOU”) with KaMin Performance Minerals LLC.  The terms of the MOU represent the key understandings that both parties have relating to a joint business relationship.  The MOU is intended to serve as the template for which a binding toll manufacturing contract is developed.  Under the terms of the agreement, KaMin can commit to providing up to 26,500 short tons of annual capacity to produce Applied Minerals’ halloysite products utilizing a manufacturing method, which has been established and deemed effective for such production.  KaMin can commit to additional volume or additional process steps, if needed, based on the market demand for Applied Minerals’ product.  KaMin can also provide additional support in terms of logistics, warehousing and quality control.  In addition to this arrangement with KaMin, we intend to process certain grades of product at their existing plant located at their Utah mine site.

Governmental Regulation

Dragon Mine.  Utah requires a permit to handle explosives, and we maintain such a license under the U.S. Bureau of Alcohol Tobacco and Firearms (ATF, USC18, Chapter 40).  As of January 26 , 20 10 we had such a license.  We have conducted, and may continue to conduct, exploration activities at the Dragon Mine.  The Utah Department of Natural Resources sets the guidelines for Exploration, and other mineral related activities based on provisions of the Mined Land Reclamation Act, Title 40-8, Utah Code Annotated 1953, as amended, and the General Rules and Rules of Practice and Procedures, R647-1 through R647-5.  We have received the proper permit from them.  We carry a Mine Safety and Health Administration (MSHA) license (#4202383) for this property and report as required to this agency.

Employees

As of January 26, 2010 , Atlas Mining and its subsidiaries had 12 employees.  None of our employees were covered by a collective bargaining agreement, we have never experienced a work stoppage, and we considered our labor relations to be excellent.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company has no exposure to fluctuations in interest rates, foreign currencies, or other market factors.

PROPERTIES

Principal Office

The property consists of two office spaces, one located in Osburn, Idaho and one located in New York, New York.  As of the date of this filing, the primary corporate office was located at 110 Greene Street, Suite 1101, New York, New York, 10012.

Mining Properties

We have assets of real property, mineral leases and options.  The following section describes our right, title, or claim to our properties and each property's location.  This section also discusses our present plans for exploration of the properties.

Shoshone County, Idaho

We own approximately 900 acres of fee simple property and patented mining claims, and 260 acres of mineral rights and unpatented claims, located in the Coeur d'Alene mining district in Shoshone County, Idaho, commonly referred to as the Silver Valley of North Idaho.  Our properties in Shoshone County are divided into five separate tracts.  These sections are named for the mines located in that specific section.  The section location and estimated acreage are as follows:

Section of the Coeur d’Alene Mining District	Estimated Acres

Atlas Mine	540 acres fee simple and patented
180 unpatented
Sierra Trapper Creek	80 acres patented
Aulback, Section 6 & 7	100 acres patented
Sierra Silver, Woodland Park & Nine Mile	60 acres patented
80 acres mineral rights
L & N Claims	108 acres patented
Park Copper & Gold	99 acres patented

We have no information whether the properties can be commercially exploited and no information as to the amount or quality of the minerals on the properties.  As of the date of this prospectus, we have no plans to exploit any of our mining properties except for the Dragon Mine.

Juab County, Utah

The Dragon Mine property, located in Juab County, Utah near the City of Eureka (Tintic Mining District) has been principally exploited for halloysite clay.  The property consists of 38 patented mining claims, approximately 230 acres, located in the following sections: T10S, R2W, sections 29, 30, 31, and T10S, R3W, Section 36, all relative to the Salt Lake Meridian.  We leased the property in 2001 and on August 18, 2005, we purchased the property for approximately $500,000 in cash.

From 1950 through 1977 the Dragon Mine was operated by Filtrol Corporation.  To the best of our knowledge, the mineral mined at the property was used primarily as an input of a petroleum-cracking product.  The property was idle from 1977 until 2001 when we entered into a lease on the property.

 Previous owners' records indicate that over 1.35 million tons of clay mineral was mined at the property between 1950 and 1977.  Those records also indicate approximately 300,000 tons of mineralized material remain on the property.  The tonnage referred to above has not been geologically confirmed.

In July 2001, the Company began leasing the Dragon Mine from Conjecture Silver Mines, Inc. of Spokane, Washington.  The Company initially paid 400,000 shares of common stock, valued at $100,000, for a one-year lease.  Under the terms of the lease agreement, the Company had the right to renew the lease annually in exchange for 100,000 additional shares of our common stock or the option to purchase the property for $500,000.  The Company issued 100,000 shares of stock for each year of the lease for the years 2002 through 2005 and exercised the right to purchase the mine on August 18, 2005 for $500,000 cash.

At the Dragon Mine, the following minerals, among others, have been identified:  halloysite, kaolinite, alunite, and iron.

The property is located approximately 2 miles southwest of Eureka, Utah and can be accessed via state highway and county road.  The Union Pacific Railroad has a spur approximately 2 miles from the property.  Electrical power is located approximately 1.5 miles from the site and there was no evidence of a water source on the property except in the mine shaft.

During 2005 and 2006 the Company invested in the development of a processing plant at the site of the Dragon Mine that was designed to separate tubular halloysite from non-halloysite material.  The plant utilized an air-based processing technique.

All activity at the mine was suspended in October 2007 when previous management determined that the lack of both a detailed resource analysis and an adequate mineral processing system would prevent a successful commercialization of the mine.

In 2008, the Company engaged the services of an internationally recognized geological consulting firm to both conduct a detailed assessment of the Dragon Mine and develop an adequate processing system.  At the time of the filing of this report, the work of the consulting firm was ongoing.

LEGAL PROCEEDINGS

Various lawsuits, claims, proceedings and investigations are pending involving us as described below in this section. In accordance with SFAS No. 5, Accounting for Contingencies, when applicable, we record accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. In addition to the matters described herein, we are involved in or subject to, or may become involved in or subject to, routine litigation, claims, disputes, proceedings and investigations in the ordinary course of business, which in our opinion will not have a material adverse effect on our financial condition, cash flows or results of operations.

Securities Litigation

On January 19, 2010, the United States District Court for the District of Idaho approved the settlement of a class action filed on October 11, 2007 In Re Atlas Mining Company Securities Litigation (the “Class Action”).   The Company, certain of its directors and former officers and employees, its prior auditor, Chisolm, Bierwolf & Nilson, LLC, and Nano Clay and Technologies, Inc., its defunct, wholly owned subsidiary, were named as defendants in a class action filed on October 11, 2007 In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL(D. Idaho) (the “Class Action”). The Class Action was filed on behalf of purchasers of the Company’s publicly traded common stock during the period January 19, 2005 through October 8, 2007 and t he complaint allege d that the Company damaged purchasers by making material misstatements in publicly disseminated press releases and Securities and Exchange Commission filings regarding the extent of the halloysite deposit on Company property, the availability and quality of halloysite for sale, and claimed sales of halloysite.  The c omplaint also allege d that the Company improperly manipulated reported earnings with respect to purported halloysite sales and misrepresentations by the individual defendants as to its financial statements.  The plaintiffs seek remedies under Section 10(b) of the Securities and Exchange Act and Rule 10b-5 thereunder and for violations of Section 20(a) of the Exchange Act.

A Settlement Agreement (“Class Action Settlement Agreement”) provided that the Company would pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy issued by Navigators Insurance Co. in exchange for release of all claims against Company, Nano Clay & Technologies, Inc., and William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg (the “Individual Defendants”).

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

Historically, our primary source of revenue has been generated by Contract Mining operations.  However, on December 31, 2008, we discontinued our Contract Mining efforts due to economic conditions and the desire to concentrate efforts on commercializing the halloysite clay deposit at the Dragon Mine.

We are a natural resources company principally engaged in the development of our resource property, the Dragon Mine, in the state of Utah.

Property Exploration

In August 2001, we acquired the Dragon Mine in Juab, Utah and began our clay exploration.  Our exploration expenses for the year ending December 31, 2008 and 2007 were $390,999 and $1,449,526, respectively, on the halloysite clay project.

The activities at our Dragon Mine property, located in Juab County, Utah, were suspended in October 2007 when previous management determined that both a resource survey and an appropriate processing facility were needed before the property could be successfully commercialized.  In 2008, a geological consulting firm was hired by us to both carry out a detailed geological review of the property and develop an appropriate method by which to process the mineral resource.  This work is ongoing as of the date of this report.  Beginning in 2009, we began processing material from the mine and distributing samples to potential customers as part of a preliminary marketing program. The geological consulting firm referred to above has sub-contracted with a firm with expertise in the development of mineral processing to identify an appropriate processing system for the Company.  Any subsequent reference to a geological consulting firm may be assumed to include the firm currently being contracted to identify the processing system.

Management believes that the clay resource found at the Dragon Mine property possesses, among other things, certain structural and mineralogical characteristics that may possibly add functionality to applications such as, but not limited to, the controlled release of biological and chemical agents, polymer-related strengtheners and fire retardants, oil field drilling minerals, catalyst carriers, filtration technologies, hydrogen storage for fuel cells and cosmetics.  For certain of the aforementioned applications, management believes the Dragon Mine resource has the potential to serve as a more effective alternative to the materials upon which these current technologies are established. Other above-mentioned applications are being developed to specifically utilize the structural characteristics of the clay resource.

The Dragon Mine property contains halloysite, kaolinite, alunite and other minerals located underground and in waste piles that are the result of previous mining operations.   The geological resource survey being conducted on the Dragon Mine has involved the assessment of approximately 10,000 feet of borehole drill cores and the analysis of samples taken from the five waste piles located at the mine site.  The survey has included X-ray diffraction analysis to determine the levels of halloysite, kaolinite and other minerals found in the resource.  Initial studies have indicated that conventional processing may be used to separate the halloysite and kaolinite fractions from alunite and other minerals found in the Dragon Mine resource.  The geology of the deposit shows alterations of feldspar identified along side the presence of monzanite, halloysite and kaolinite.  Purer halloysite found at the mine has been identified along side the presence of iron ore.  The morphology of the halloysite identified at the Dragon Mine, as determined by Scanning Electron Microscopy (“SEM”) analysis, demonstrates the existence of both lath-like and tubular formations.  The kaolinite present at the Dragon Mine has been determined to possess a highly crystalline structure.

NaturalNano, Inc. (OTC: NNAN), in conjunction with Cascade Engineering and its subsidiary, Noble Polymers, has developed Pleximer ™, a halloysite nanotube concentrate used to create stronger, lighter, environmentally friendlier and lower-cost polymer-based nanocomposites.  According to NaturalNano’s 2008 annual report, Pleximer ™ is being marketed to the global nanocomposites market that, in the estimation of BCC Research, is expected to grow from $273 million in 2005 to $4.0 billion by 2015.  According to BCC Research, clay-based nanocomposites are expected to represent 47% of the nanocomposites market by 2010.  The U.S. Department of the Navy, represented by the Naval Research Lab (NRL”), has patented a technology that provides for the controlled release of active agents using inorganic tubules such as halloysite clay.  The U.S. Navy’s technology has been licensed by at least two companies that are developing controlled-release applications for the fields of electromagnetic shielding/strength enhancement, cosmetics, fragrances, agriculture, ink and paper, electronics, fabrics and textiles, local drug delivery and mold-resistant building products.  The U.S. Navy has also patented a technology that permits a controlled release of an active agent as an anti-scaling treatment for environments such as oil wells.

As of the date of this report, a study is being conducted to identify the applications for which the Dragon Mine resource may provide functionality. Processed clay samples have been distributed to potential customers who have requested halloysite and/or halloysite-kaolinite mixtures.   A number of advanced applications to which the Company plans to market its resource are currently using plate-like structured clays that must undergo expensive exfoliation process to achieve proper functionality.  The tubular morphology of the Dragon Mine resource does not require such an exfoliation process to achieve similar or, in many instances, greater functionality.  Management, therefore, believes that it may be able to deliver its processed mineral to market at price points lower than those of competing clays, without sacrificing performance.

In addition to certain advanced applications previously mentioned, we believe the Dragon Mine resource may also be marketed to certain established, low-tech applications such as, but not limited to, fine porcelain, bone china, high-performance advanced technical ceramics, paint fillers, suspension agents, animal feed, cement hardeners, and food and pharmaceutical additives.  Markets, such as fine porcelain and bone china, would likely require the Dragon Mine clay resource be processed for increased brightness and reduced presence of titanium whereas applications, such as a cement hardener, would require a relatively unprocessed version of the Dragon Mine resource.  Management, as part of its overall business strategy, will continually assess the economic feasibility of pursuing potential markets.

Management believes that both existing and potential applications that utilize the Dragon Mine resource will require varying grades of clay to satisfy the unique technical requirements of each application.  Some applications may require pure halloysite, composed of tubular and/or lath-shaped particles while other applications may require a grade of clay consisting of a specific halloysite-kaolinite ratio.  The determination of the appropriate grade of clay will likely require significant technical cooperation between the Company and the developer of the related application.  As previously mentioned, the Company has hired a consulting firm to identify a processing system capable of producing the grades of clay required by potential applications.  The identification of such a system is ongoing.

In 2009, the Company entered into a development agreement with Yuri M. Lvov, Ph.D., a professor of chemistry at Louisiana Tech University and the T.C. Pipes Eminent Endowed Chair on Micro and Nanosystems at the Institute for Micromanufacturing (LaTech).  The scope of the agreement includes, among other things, the development of the Dragon Mine halloysite as part of an anti-corrosion paint application in addition to the development of other emerging applications.

Management intends to continue to focus its efforts on the commercialization of the Dragon Mine.  We do not intend to seek out and acquire other properties.

GOING CONCERN

The independent auditors' report accompanying our December 31, 2008 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The financial statements have been prepared "assuming that we will continue as a going concern," that contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

CRITICAL ACCOUNTING POLICIES

The following accounting policies have been identified by management as policies critical to the Company’s financial reporting:

Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories.  As of December 31, 2008 and 2007, no allowance for doubtful accounts was considered necessary.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when received.

Impairment of Assets
FASB ASC 360.205.840 establishes an accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  FASB ASC 360.205.840 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  At December 31, 2008 and 2007, no impairments were recognized.

Mining Exploration and Development Costs
Land and mining property acquisitions are carried at cost.  The Company expenses prospecting and mining exploration costs.  At the point when a property is determined to have proven and probable reserves, subsequent development costs are capitalized. Capitalized development costs will include acquisition costs and property development costs.  When properties are developed and operations commence, capitalized costs will be charged to operations using the units-of-production method over proven and probable reserves.  Upon abandonment or sale of a mineral property, all capitalized costs relating to the specific property are written off in the period abandoned or sold and a gain or loss is recognized.  We may never own a property with proven or probable reserves.

Provision for Income Taxes
Income taxes are calculated based upon the liability method of accounting in accordance with FASB ASC 740.958.830, In accordance with FASB ASC 740.958.830, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by FASB ASC 740.958.830 to allow for recognition of such an asset.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  In these financial statements, assets and liabilities involve extensive reliance on our estimates.  Actual results could differ from those estimates.

Revenue Recognition
Revenue is recognized when earned.  The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104.

Revenue for Contract Mining services is recognized once a contract with a fixed and determinable fee has been established, the services have been rendered, and collection is reasonably assured.

Revenue for mined halloysite clay will be recognized upon shipment and customer acceptance once a contract with a fixed and determinable fee has been established and collection is reasonably assured or the resulting receivable is collectible.

Stock Options and Warrants
The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 9 of the 2008 10-K/A filed on October 9, 2009.  Prior to January 1, 2006, the Company applied APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations in accounting for awards made under the Company’s stock-based compensation plans.  Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

During the periods presented in the accompanying financial statements, the Company has adopted the provisions of FASB ASC 505.718.815 using the modified-prospective transition method and the disclosures that follow are based on applying FASB ASC 505.718.815.  Under this transition method compensation expense recognized during the three months ended March 31, 2007 included:  (a) compensation expense for all share-based awards granted prior to, but not yet vested as of January 1, 2007, and (b) compensation expense for all share-based awards granted on or after January 1, 2007.  Accordingly, compensation expense of $427,432 and $666,002 has been recognized for vesting of options to employees and directors in the accompanying statements of operations for the period ended December 31, 2008 and 2007, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

Management is evaluating the application of the following recent accounting pronouncements to our financial statements, including applicability and financial impact:

FASB ASC 820 provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. FASB ASC 820 emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FASB ASC 820 is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

FASB ASC 825 and ASC 270.740 require disclosures about fair value of financial instruments for interim-reporting periods of publicly traded companies as well as in annual financial statements. FASB ASC 820 also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FASB ASC 820 and ASC 270.740 are effective for interim and annual reporting periods ending after June 15, 2009. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

FASB ASC 320 and ASC 958 amend the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments in the financial statements. The most significant change FASB ASC 320 and ASC 958 bring is a revision to the amount of other-than-temporary loss of a debt security recorded in earnings. ASC 320 and ASC 958 are effective for interim and annual reporting periods ending after June 15, 2009. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

In November of 2008, the SEC released a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (“IASB”). Under the proposed roadmap, the Company may be required in fiscal 2015 to prepare financial statements in accordance with IFRS. However, the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS. The Company is currently assessing the impact that this potential change would have on its consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

In March 2009, FASB unanimously voted for the FASB “Accounting Standards Codification” (the “Codification”) to be effective beginning on July 1, 2009. Other than resolving certain minor inconsistencies in current United States Generally Accepted Accounting Principles (“GAAP”), the Codification is not supposed to change GAAP, but is intended to make it easier to find and research GAAP applicable to particular transactions or specific accounting issues.  The Codification is a new structure that takes accounting pronouncements and organizes them by approximately ninety accounting topics. Once approved, the Codification will be the single source of authoritative U.S. GAAP. All guidance included in the Codification will be considered authoritative at that time, even guidance that comes from what is currently deemed to be a non-authoritative section of a standard. Once the Codification becomes effective, all non-grandfathered, non-SEC accounting literature not included in the Codification will become non-authoritative.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF"), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by us to have a material impact on our present or future financial statements.

In December 2008, the Company adopted FASB ASC 815.440 and ASC 460.  The adoption of this standard did not have an impact on the consolidated financial statements.

In December 2008, the Company adopted FASB ASC 860.405.460 and ASC 810.860 to require enhanced disclosures by public entities in understanding the extent of a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with VIEs. The adoption of this standard did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued ASC 805, which provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any non-controlling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Company is currently evaluating the impact of this standard on the Company’s consolidated financial statements that will become effective on December 31, 2009.

In April 2008, the FASB issued ASC 350.730, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset.  The Company is currently evaluating the impact of this standard on the Company’s consolidated financial statements that will become effective for the Company on December 31, 2009.

In June 2008, the FASB issued ASC 260, which concluded that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of basic earnings per share pursuant to the two-class method. FASB ASC 260 becomes effective on December 31, 2009. Early adoption of the FSP is not permitted; however, it will apply retrospectively to the Company’s earnings per share as previously reported. The Company does not currently anticipate that FASB ASC 260 will have a material impact upon adoption.

RESULTS OF OPERATIONS

Due to a general downturn in worldwide mining activity resulting from a decline in commodity prices, the Company permanently ceased its contract mining operations in December 2008 and classified them as “discontinued” on its financial statements.  The Company’s remaining operation, the exploration of its Dragon Mine property, has yet to produce any revenue and, as such, the Company generated no revenue or gross profit for the three and nine months ended September 30, 2009 and 2008.

Total operating expenses for the three months ending September 30, 2009 were $1,397,954 compared to $1,224,753 for the same period ending 2008, an increase of $173,201 or 14.1%.  The increase was due primarily to a $174,012, or 18.8%, increase in general and administrative expense.

Exploration costs during the quarter were flat versus the same period in 2008.  The majority of our exploration expenses during both quarters were related to work conducted by a geological consulting firm engaged by the Company to both produce a resource survey of the Dragon Mine and develop a mineral processing system.

The increase in general and administrative expense during the quarter was driven primarily by the incurrence of legal expenses related to a class action lawsuit, the implementation of certain corporate governance infrastructure, costs related to the restatement of certain of our SEC filings, and fees paid to Material Advisors, a management consulting firm engaged in January 2009 to operate the Company’s business.

Net loss from continuing operations for the three-month period ending September 30, 2009 was $1,470,895 compared to $1,603,034 for the comparable period in September 2008, a decrease of $132,139 or 8.2%.  The decrease in loss in continuing operations was due primarily to a $441,804 decline in fees and expenses related to a special investigation that ended in August 2008 and the recognition of $193,913 of net proceeds related to the resolution of a class action lawsuit brought against the Company.  The decline was partially offset by a $174,012 increase in general and administrative expense, a $116,338 increase in interest expense related to certain convertible notes issued between December 2008 and July 2009 and a $140,000 increase in the revaluation of stock awards to previous management.

Net income from discontinued operations for the three months ended September 30, 2009 was $4,830 compared to a net loss of $109,289 for the comparable period in 2008.  The $114,119 increase was primarily due both to the absence of operational losses experienced during the comparable period in 2008 related to the Company’s contract mining operation that was discontinued in December 2008 and income related to an insurance refund recognized during the three months ended September 30, 2009.

Total operating expenses for the nine-month period ending September 30, 2009 were $4,352,596 compared to $3,047,890 for the same period ending 2008, an increase of $1,304,706 or 42.8%.  The increase was due primarily to a $1,157,396 or 49.5%, increase in general and administrative expense, partially offset by a $212,690, or 19.9%, decline in exploration costs.

The decrease in exploration and development costs during the quarter was driven primarily by a decline in underground exploration activity partially offset by the incurrence of expenses related to work conducted by a geological consulting firm engaged by the Company to both produce a resource survey of the Dragon Mine and develop a mineral processing system.

The increase in general and administrative expense during the quarter was driven primarily by the incurrence of legal expenses related a class action lawsuit, costs associated with the implementation of certain corporate governance infrastructure, costs related to the restatement of certain of our SEC filings and fees paid to Material Advisors LLC, a management consulting firm engaged in January 2009 to operate the Company’s business.

Net loss from continuing operations for the nine months September 30, 2009 was $4,636,439 compared to $4,703,454 for the comparable period in September 2008, a decrease of approximately $67,015 or 1.4%.  The decrease was due primarily to a $212,690 reduction in exploration costs, a $1,436,605 decrease in special investigation fees and expenses, and the recognition of $193,913 of net proceeds related to the resolution of a class action lawsuit brought against the Company.
These benefits were partially offset by a $1,157,396 increase in general and administrative expense, a $224,170 increase in interest expense, a $10,889 loss related to the impairment of certain assets, and a $262,500 loss on the revaluation of stock awards provided to previous management versus $115,500 gain recognized during the comparable period in 2008.

The decrease in exploration costs for the nine months ended September 30, 2009 versus the comparable period in 2008 was due primarily to decline in underground exploration activity, partially offset by expenses related to the engagement of a geological consulting firm engaged by the Company to both produce a resource survey of the Dragon Mine and develop a mineral processing system.

The decline in special investigation fees for the nine months ended September 30, 2009 versus the comparable period in 2008 resulted from the conclusion of the investigation in August 2008.  The special investigation was conducted by a committee formed by the Board of Directors to (i) review and investigate the conduct of our prior management and any issues arising therefrom and (ii) review and evaluate our business, financial condition, assets, strategy, prospects and management and recommend to the Board of Directors various alternatives to improve our performance and prospects.  The investigation was completed in August 2008 and resulted in the elimination of any further related expense.

The recognition of $193,913 of net proceeds from a legal settlement is related to the resolution of a class action lawsuit brought against the Company.  Details of the settlement were disclosed via a Form 8-K filed with the SEC on July 9, 2009.

The increase in general and administrative expense for the nine months ended September 30, 2009 versus the comparable period in 2008 was driven primarily by the incurrence of legal expenses related to a class action lawsuit, the implementation of certain corporate governance infrastructure, and fees paid to Material Advisors, a management consulting firm engaged in January 2009 to operate the Company’s business.

The increase in interest expense for the nine months ended September 30, 2009 versus the comparable period in 2008 was related to the issuance of $4,050,000 face value of 10% PIK Convertible Notes due 2018 between December 2008 and July 2009.  The notes are convertible into the common shares of the Company at prices ranging between $0.35 and $0.65 per share.

The decline in the gain on the revaluation of stock awards during the quarter is related to the increase in the price of the Company’s common shares that were awarded to former CEO, Robert Dumont, and former Executive Vice President, John Gaensbauer.

Net loss from discontinued operations for the nine months ended September 30, 2009 was $184,798 compared to net income of $684,156 for the comparable period in 2008.  The $868,954 decline in net income was due primarily to the absence of any income from the Company’s contract mining operation discontinued in December 2008.

LIQUIDITY AND CAPITAL RESOURCES

To date our activities have been financed through the sale of equity securities, borrowings, and, for the periods up through December 31, 2008, revenues from our contract mining operations. Until we are able to commercialize our Dragon Mine property, we intend to rely on public or private sales of equity securities and the utilization of certain credit facilities to generate the cash flow needed to fund our operations.

The Company has incurred material recurring losses from operations. At December 31, 2008, the Company had accumulated deficits prior to the exploration stage of $20,009,496, in addition to limited cash and unprofitable operations. For the nine months ended September 30, 2009 and 2008, the Company sustained net losses before discontinued operations of $4,636,439 and $4,703,454.  These factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is contingent upon its ability to obtain financing and to generate revenue and cash flow to meet its obligations on a timely basis and management's ability to raise equity financing as required.  If successful, this will mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern.

Cash used by operating activities was $3,150,743 during the nine months ended September 30, 2009 versus $2,268,863 used during the comparable period in 2008.  The $881,880 increase in cash used during the period was due primarily to an increase in net loss of $801,877 and a reduction in depreciation expense, partially offset by an increase in cash generated through working capital.

Cash used by investing activities during the nine months ended September 30, 2009 was $14,775 versus $ 0 during the comparable period in 2008.  During the nine months ended September 2009, the Company used $14,775 to purchase new equipment related to the exploration of its Dragon Mine.  During the comparable period in 2008, all equipment related purchases and dispositions were related to discontinued operations.

Cash generated by financing activities was $2,916,609 during the nine months ended September 30, 2009 versus $2,245,070 during the comparable period in 2008.  The $671,539 difference was due primarily to a $650,000 increase capital raised through the sale of equity-related securities during the period.

Net cash generated from discontinued operations during the nine months ended September 30, 2009 was $483,123 versus $383,917 in the comparable period of 2008.  The $99,206 difference was due primarily to proceeds generated through the sale of certain equipment of the discontinued contract mining operation.

At September 30, 2009, the Company had, as part of its long-term liabilities, $4,141,874 face value of 10% Convertible PIK Notes due December 2018.  The Company may sell similar notes in the future to raise cash to fund its operations.

As part of the Company’s decision to discontinue its contract mining operations, it is currently marketing for sale certain pieces of equipment related to the contract mining division.  The potential net proceeds from the disposal of this equipment would be used, in part, to fund the operations of the Company.

ISSUANCE OF CONVERTIBLE DEBT

On December 30, 2008, the Company sold $1,000,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.35 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

On April 7 and April 8, 2009, the Company sold, in aggregate, $1,500,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.35 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

In May 1, 2009, the Company sold $1,350,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.50 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

On July 29, 2009, the Company entered into an agreement to sell to an accredited investor $200,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (“Notes’) at a conversion price of $0.65 per share (“Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing June 15, 2009.

On June 15, 2009, the holders of convertible exercised the PIK option that made it such that accrued interest payable on that date was converted to additional convertible debt in lieu of payment in cash.

On October 26, 2009, the Company entered into an agreement to sell to accredited investors $2,000,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes’) at a conversion price of $1.00 per share (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal of the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing December 15, 2009.

On December 15, 2009, the holders of convertible exercised the PIK option that made it such that accrued interest payable on that date was converted to additional convertible debt in lieu of payment in cash.

The Notes may be converted at the option of the Noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion.  The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion all notes in the Series, (ii) the average closing bid price or market price of the Company’s common stock for the preceding five (5) trading days is above the Conversion Price and (iii) a registration statement is effective and available for resale of all of the converted shares or the Noteholders may sell such shares under Rule 144 under the Securities Act.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonable likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

BOARD OF DIRECTORS

The following table provides the names, positions, ages and principal occupations of our directors.

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Andre Zeitoun	36	Chief Executive Officer, President and Director since January 2009	President, Chief Executive Officer and Director of Company
John Levy	54	Non-Executive Chairman since August 2009 and Director since January 2008	CEO of Board Advisory
David A. Taft	53	Director since October 2008	President, IBS Capital LLC
Morris Weiss	50	Director since January 2008	Managing Director Investment Banking at MDB Capital Group
Evan D. Stone	38	Director since August 2009	Partner, Lee & Stone

Andre Zeitoun, Chief Executive Officer, President, Director. Mr. Zeitoun is manager of Material Advisors LLC (“Material Advisors”), which provides managerial services to the Company pursuant to a Management Agreement entered into as of January 1, 2009.  Mr. Zeitoun was elected as a director and as CEO pursuant to the terms of the Management Agreement as described in “Related Party Transactions.”

Mr. Zeitoun was a Portfolio Manager at SAC Capital/CR Intrinsic Investors from March 2007 through December 2008.  At SAC, he led a team of six professionals and managed a several hundred million dollar investment portfolio focused on companies that required a balance sheet recapitalization and/or operational turnaround.  Many of these investments required Mr. Zeitoun to take an active role in the turnaround process.  From 2003 to 2006, Mr. Zeitoun headed the Special Situations Group at RBC Dain Rauscher as a Senior Vice President and head of the division.  He managed all group matters related to sales, trading, research and the investment of the firm’s proprietary capital.  From 1999 to 2003 Mr. Zeitoun was a Senior Vice President at Solomon Smith Barney.  In this role, Mr. Zeitoun led a Special Situations sales trading research team serving middle market institutions.  Mr. Zeitoun is a graduate of Canisius College.

John Levy, Non-Executive Chairman and Director .  Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm that advises companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  From November 2005 to March 2006, Mr. Levy served as Interim Chief Financial Officer of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ company and provider of spoken word audio content.  While at MediaBay, he also served for a period as its Vice Chairman.

Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games; Lead Director and Audit Committee Chairman of Gilman Ciocia, Inc, a financial planning and tax preparation firm; a director of PNG Ventures, Inc., which, through its subsidiaries, engages in the production and wholesale distribution of vehicle-quality liquid natural gas in the western United States serving airports, public transit, refuse, seaports, regional trucking, taxis, and government fleets markets; PNG filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on September 10, 2009.

Mr. Levy is a director and a member of the Audit Committee of Applied Energetics, Inc, which specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems, and energy management systems technologies.

Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath, and Grant Thornton.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University (PA).

David A. Taft, Director.  Mr. Taft is the President of IBS Capital LLC, a private investment company based in Boston, Massachusetts which he founded in 1990.  Prior to founding IBS Capital LLC , Mr. Taft spent ten years working in corporate finance with Drexel Burnham Lambert, Winthrop Financial and Merrill Lynch.  Mr. Taft is a graduate of Amherst College and Amos Tuck School of Business Administration at Dartmouth College.

Morris D. Weiss, Director.  During the period from November 1, 2008 until April 30, 2009, Mr. Weiss served as Chief Restructuring Officer of the Company and since then has served as a consultant with respect to the settlement of certain litigation.

Since May 2009, Mr. Weiss has been Managing Director of Investment Banking at MDB Capital Group.  From 2002 to 2008, Mr. Weiss was Managing Director and Head of Investment Banking for Tejas Securities Group, Inc., a subsidiary of Tejas Incorporated.  He co-founded the investment banking department at Tejas in 2004, which raised capital in excess of $1.3 billion for private and public companies in a variety of industries.  From 1997 to 2001, he served as Senior Vice President and General Counsel for National Bancshares Corporation of Texas (AMEX: NBT), which was sold at the end of 2001.  Before that Mr. Weiss was a partner at the law firm of Weil, Gotshal & Manges, LLP in the Business Finance and Restructuring Department, where he practiced for more than 11 years, the last three as a partner.

Mr. Weiss holds a BS in Finance from Babson College and a JD from South Texas College of Law, and is licensed to practice law in Texas, New York and Florida.  He also holds the series 7, 24 and 63 securities licenses.

Evan D. Stone, Director . Mr. Stone   has represented hedge funds, private equity funds, venture capital funds and public and private corporations on a wide range of sophisticated corporate and securities matters.  Mr. Stone is co-founder of Lee & Stone LLP, a Dallas based law firm specializing in services for the investment community.  Prior to co-founding Lee & Stone in 2009, Mr. Stone served as Vice President and General Counsel for Dallas-based investment manager, Newcastle Capital Management, L.P., which Mr. Stone joined in 2006.  Prior to Newcastle, from 2003 through 2006, Mr. Stone worked in the mergers and acquisitions department of the international law firm Skadden Arps Slate Meagher & Flom LLP in New York.  Prior to Skadden, Mr. Stone served as a member of the investment banking department at Merrill Lynch & Co. and Vice President, Corporate Development at Borland Software, Inc.  In addition to his work on behalf of investors at Lee & Stone, Mr. Stone currently serves as General Counsel and Secretary of Wilhelmina International, Inc., a leading model and artist management firm, to which offices he was appointed in 2009.  Mr. Stone is also a director of Wilhelmina.

Mr. Stone received his BA from Harvard University and a joint JD/MBA from the University of Texas at Austin.

Committees

We do not have nominating, auditing or compensation committees and there were no procedures by which shareholders might recommend nominees to the Board of Directors.  Rather the Board of Directors as a whole performs the functions which would otherwise be performed by the audit, compensation and nominating committees.  Our board views the addition of standing audit, compensation and nominating committees as an unnecessary additional expense and process to the Company given its stage of development.  In 2008, there was a Special Committee, initially consisting of Mr. Levy and later Mr. Weiss to (i) review and investigate the conduct of the prior management of the Company and any issues arising there from and (ii) review and evaluate the Company’s business, financial condition, assets, strategy, prospects and management and recommend to the Board various alternatives to improve the Company’s performance and prospects.  The Special Committee met approximately nine times in 2008.

Director Independence

The only directors deemed to be independent under the independence standards of Nasdaq are Messrs. Levy and Stone.  They are also independent under the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.  Messrs. Zeitoun, Taft and Weiss are not independent under the Nasdaq standards of independence.  Mr. Zeitoun is an employee.  Mr. Taft is the president of IBS Capital LLC, which owned approximately 23.8% of the Company’s common stock at January 26, 2010.  Mr. Weiss was a consultant who served as Chief Restructuring Officer from November 2008 through April 2009 and continued to serve as a consultant in 2009.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Levy is an audit committee financial expert as this term is defined in the rules of the Securities and Exchange Commission and is independent under the independence standards of Nasdaq and the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.

DIRECTOR COMPENSATION

The following sets forth compensation to the persons who served as directors in 2009.

Name	Fees Earned or Paid in Cash		Stock Awards		Total ($)

John Levy		$42,500		$0		$42,500

Morris D. Weiss (1)		$30,000		$10,000		$40,000

David Taft		$40,000	$	- 0 -		$40,000

Andre Zeitoun	$	- 0 -	$	- 0 -	$	- 0 -

Evan Stone (1)		$7,500		$7,500		$7,500

(1) For the year ended December 31, 2009, aggregate stock awards for director compensation were as follows:  Mr. Weiss – 68,493 shares; Mr. Stone - 26,722 shares.

EXECUTIVE OFFICERS

The only executive officers of the Company are Andre Zeitoun and Christopher T. Carney.  Information about them is set forth below.

Name and Position with The Company	Age	Director/Officer Since	Principal Occupation

Andre Zeitoun	36	January 2009	President, Chief Executive Officer and Director of Company

Christopher T. Carney	39	February 2009	Interim Chief Financial Officer of the Company and Secretary

Andre Zeitoun, Chief Executive Officer, President, Director . Mr. Zeitoun is manager of Material Advisors LLC (“Material Advisors”), which provides managerial services to the Company pursuant to a Management Agreement entered into as of January 1, 2009.  Mr. Zeitoun was elected as a director and as CEO pursuant to the terms of the Management Agreement as described in “Related Party Transactions.”

Mr. Zeitoun was a Portfolio Manager at SAC Capital/CR Intrinsic Investors from March 2007 through December 2008.  At SAC, he led a team of six professionals and managed a several hundred million dollar investment portfolio focused on companies that required a balance sheet recapitalization and/or operational turnaround.  Many of these investments required Mr. Zeitoun to take an active role in the turnaround process.  From 2003 to 2006, Mr. Zeitoun headed the Special Situations Group at RBC Dain Rauscher as a Senior Vice President and head of the division.  He managed all group matters related to sales, trading, research and the investment of the firm’s proprietary capital.  From 1999 to 2003 Mr. Zeitoun was a Senior Vice President at Solomon Smith Barney.  In this role, Mr. Zeitoun led a Special Situations sales trading research team serving middle market institutions.  Mr. Zeitoun is a graduate of Canisius College.

Christopher T. Carney, Interim Chief Financial Officer and Secretary.   Pursuant to the Management Agreement between Material Advisors LLC and the Company, he was appointed to his position as Interim Chief Financial Officer in February 2009.  He was appointed Secretary in November 2009.

From March 2007 until December 2008, Mr. Carney was an analyst at SAC Capital/CR Intrinsic Investors, LLC, a hedge fund, where he evaluated the debt and equity securities of companies undergoing financial restructurings and operational turnarounds.  From March 2004 until October 2006, Mr. Carney was a distressed debt and special situations analyst for RBC Dain Rauscher Inc., a registered broker dealer.  Mr. Carney graduated with a BA in Computer Science from CUNY-Lehman College and an MBA from Tulane University.

EXECUTIVE COMPENSATION

Introduction

The Board of Directors has not created a separate compensation committee or a charter for such committee and the Board of Directors as a whole acts as a compensation committee.  The Board of Directors does not believe a separate compensation committee is needed in view of the size of the Company, the involvement of the Board of Directors in Company affairs, and the history and structure of executive compensation.  Persons whose compensation is being determined or negotiated by the Board of Directors do not participate in the Board deliberations.  The Board has not used compensation consultants.

Executive Compensation

The following Summary Compensation table contains information about the compensation received by the executive officers and highly paid employees for the fiscal years ended December 31, 2009 and 2008 .

Summary Compensation Table

				Equity
Name and		Salary	Bonus	Awards	Total
Principal Position	Year	($)	($)	($)(1)	($)

Andre Zeitoun, President, CEO,	2009	- 0 -	- 0 -	- 0 -	- 0 -
Director (2)	2008

Christopher T. Carney, Interim CFO	200 9	- 0 -	- 0 -	- 0 -	- 0 -
(2)	2008

Morris D. Weiss	2009	66,668	100,000	118,532	285,200
Chief Restructuring Officer (3)	2008	80,000	- 0 -	44,634	124,634

Barbara Suveg
Interim Corporate	2009	132,044	- 0 -	- 0 -	132,044
Secretary, Accountant (9) (1 0 )	2008	182,070	- 0 -	- 0 -	182,070

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the in 2008 in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 8 to the Notes to Consolidated Financial Statements found in Item 15, Part IV of this document. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

 (2) Messrs. Zeitoun and Carney received no direct compensation from the Company.  Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Applied Minerals, Inc. paid Material Advisors, LLC a $1 million management fee in 2009.  The Management Agreement also granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest equally over 36 months starting on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.  The value of the options vested to Material Advisors in 2009 was $127,277.

(3)  Mr. Weiss served as Chief Restructuring Officer from the period November 1, 2008 to May 1, 2009 and as a consultant thereafter. The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Weiss, a director, on November 1, 2008 pursuant to which Mr. Weiss served as Chief Restructuring Officer for a period of six months. The Consulting Agreement provided that Mr. Weiss’ duties included: (i) oversight and management of (1) pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates,  (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by Mr. Weiss and the Board; (ii) advising the Board and senior management of the Company with respect to other significant restructuring matters, and (iii) such other duties and responsibilities on which the Board and the Consultant shall mutually agree.

The Consulting Agreement provided for compensation in the form of stock options and cash.  The stock option compensation under the Agreement was 550,000 options to acquire Company common stock with an exercise price of $0.70 per share and expiring in ten years. 250,000 options vested during the term of the Agreement and 300,000 options would vest at the end of the Agreement unless the Board determined that Mr. Weiss’ performance was not satisfactory, in which case the number of options awarded was in the discretion of the Board.  The reported closing price of the Company’s stock on October 31, 2008 was $0.28.  The board concluded that Mr. Weiss’ performance was more than satisfactory and thus 300,000 options vested at the end of the Consulting Agreement (for a total of 550,000 options as provided under the agreement). The cash compensation under the Agreement was $100,000 during the term of the Consulting Agreement plus a bonus of up to $100,000, the award of which was dependent on a Board determination as to whether Mr. Weiss’ performance was satisfactory and the amount of such bonus was in the discretion of the Board.  The board determined that Mr. Weiss’ performance was more than satisfactory thus the amount of the cash bonus was $100,000 and the Board and Mr. Weiss agreed would be payable in six monthly installments.

In addition, on May 1, 2009, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the class action in which the Company was a defendant and the insurance coverage litigation involving the Company .   As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.  The reported closing price of the Company’s stock on April 30, 2009 was $0.49.

(4) Mr. Lyon was appointed interim CEO on June 28 for six months. His appointment terminated on December 28, 2008. Initially, the employment contract provided for a monthly salary of $12,500 to serve as President and Chief Executive Officer and the grant of five year options to purchase 50,000 shares at $0.65 per share, the options vesting ratably and monthly over the employment period.  The employment agreement was amended in September, 2008 to provide for a salary of $18,000 per month and options to acquire an additional 25,000 at $0.71 per share, such options vesting ratably and monthly.

(5) The exercise prices were market as of the day of grant.

(6) Mr. Jacobson was Chairman from January 2008 unto June 28, 2008.  He was CEO and President during the same period except for the period.  His employment agreement was in effect at all times.  Mr. Jacobson resigned as Chairman, CEO and president on June 28, 2008.

 (7) Mr. Jacobson entered into a five-year employment contract dated October 1, 2004 that provided for annual salaries of $120,000, $150,000, $200,000, $225,000, $250,000 and provided for options to acquire up to 3,500,000 shares of common stock over a five year period at $0.18 per share.  1.5 million options vested on January 1, 2005 and an additional 500,000 were scheduled to vest each January 1 thereafter.  The closing market price on October 1, 2004 was $0.295. The employment contract provided that in the event of termination by the Company for reasons other than theft or fraud, Mr. Jacobson would be entitled to two years salary, health benefits and vesting of unvested options and the ability to exercise options for two years after termination.

(8) On December 12, 2008, Ronald Price resigned as a director of the Company pursuant to the terms of a separation agreement (the “Separation Agreement”). He was not an employee of the Company.  He also resigned as an officer and director of Nano Clay & Technologies, Inc., a subsidiary of the Company that has been administratively dissolved.  Pursuant to the Separation Agreement, Mr. Price is to render certain cooperation and services.  Pursuant to the Agreement, until March 1, 2009, he was paid amounts equal to the compensation under his employment agreement with Nano Clay & Technologies, Inc., which was terminated by the Agreement (at the rate of $200,000 per year). For the period from March 1, 2009 to February 28, 2010, he will be paid $50,000, such amount is to be paid in monthly installments of $4,166.67.  Under the Separation Agreement, Mr. Price is subject to certain confidentiality and non-disparagement agreements and also to a non-compete agreement that expires in 2010.

Mr. Price entered into a three year employment contract dated March 9, 2006 that provided for annual salaries of $150,000, $175,000, $200,000. The employment contract provided that in the event of termination by the Company for reasons other than just cause, Mr. Price would be entitled to six month’s salary.

(9) Ms. Suveg entered into a three-year employment contract dated August 8, 2007 to serve as Chief Financial Officer at a salary of $168,000.  The employment contract called for the grant of options to purchase 250,000 shares at $2.41 per share, 100,000 of which vested on the grant date and 100,000 and 50,000 were to vest on the first and second anniversaries.  No options were exercised.  The employment contract provided that in the event of termination by the Company for reasons other than theft of fraud, Ms. Suveg would be entitled to two years salary, health benefits and vesting of unvested options and the ability to exercise options for two years after termination. We treated Ms. Suveg’s voluntary resignation as a breach of her employment agreement and we recognized no amounts for financial statement reporting purposes in accordance with SFAS 123(R) with respect to the option grants.

(10) Ms. Suveg was Chief Financial Officer from August 8, 2007 through November 13, 2007.  She was not employed by the Company from November 14, 2007 through November 29, 2007.  On November 30, 2007 she was appointed interim Corporate Secretary.  Ms. Suveg functioned as the Company’s principal financial officer from November 30, 2007 through March 31, 2009.  She resigned as interim corporate secretary on January 11, 2008 and she was terminated as an employee on March 31, 2009 although she continues as a consultant.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 200 9

The following table provides information on the holdings as of December 31, 200 9 of stock options granted to the named executive officers.  This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Andre Zeitoun (1)		- 0 -	- 0 -	- 0 -

Christopher T. Carney (1)		- 0 -	- 0 -	- 0 -

Michael T. Lyon	06/30/2008	50,000	- 0 -	- 0 -	$0.65	06/30/2013
	09/08/2008	25,000	- 0 -	- 0 -	$0.71	09/08/2013

Morris D. Weiss (2)	11/01/2008	550,000	- 0 -	- 0 -	$0.70	10/31/2019
	5/01/2009	100,000	- 0 -	- 0 -	$0.70	5/01/2019

(1) Messrs. Zeitoun and Carney have not been granted options directly by the Company. Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Per the terms of the Management Agreement, the Company granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest ratably over 36 months beginning on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.

(2) See information in footnote 3 to the Summary Compensation Table .

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 200 9 , the Company did not have a compensation committee and the board performed that function.

SECURITIES OWNERSHIP

The following discussion sets forth information regarding share ownership of certain shareholders and management.

Authorized Shares
As of January 26, 2010 , the Company had:

•	120,000,000 authorized shares of Common Stock
•	69 ,815,934 issued shares of Common Stock
•
83,2 81,722 shares of Common Stock issuable on the exercise of outstanding stock options and a warrant and on the conversion of the outstanding 10% PIK Election Convertible Notes “PIK Notes” through maturity.

Ownership Tables
The following table sets forth, as of January 26, 2010 , information regarding the beneficial ownership of our common stock with respect to each of the named executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.  Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  The percentage of common stock beneficially owned is based on 69, 815,934 shares of common stock outstanding as of January 26 , 20 10 plus an individual’s shares subject to options granted after December 31, 2008 that have vested and shares issuable on conversion of PIK Notes.

	Number of Shares of	Percentage of Common
	Common Stock	Stock Beneficially
Name and Address (1)	Beneficially Owned (2)	Owned

Andre Zeitoun (3) (4) (5)	2, 919,611	4.2%
John Levy (4)	148,040	*
Morris D. Weiss (4)(6)	831,342	1.2%
David A. Taft (4) (7) (8)	16,5 84 , 8 40	23.8%
Evan Stone (4)	34,726	*
Christopher T. Carney (3) (5)	1, 341,121	1.9%
Barbara Suveg (9)	100	*

All Officers and Directors as a Group	21,859,780	3 1 . 2%

IBS Capital LLC	16,58 4 , 8 40	23.8%
Material Advisors, LLC	6, 684,706	9. 6%

* Less than 1%

(1)	Unless otherwise indicated, the address of the persons named in this column is c/o Atlas Mining Company, 110 Greene Street, S ui te 1101, New York, NY 10012.
(2)
Included in this calculation are shares deemed beneficially owned by virtue of the individual’s right to acquire them within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.  Except as noted below, all shares are owned directly and the person has sole voting power.

(3)	Executive Officer.
(4)	Director.

(5)
Number of shares includes shares issuable to Material Advisors on the exercise of options that have vested or will vest within 60 days of January 26, 2010 .  Shares attributed to each of Messrs. Zeitoun, and Carney reflect ownership interests in Material Advisors.

(6)	Number of shares includes an option to acquire 100,000 shares granted on May 1, 2009.

(7)	Mr. Taft is the president of IBS Capital LLC. He has beneficial ownership of shares owned by funds of which IBS Capital LLC is the general partner, having sole voting and investment power.
(8)
IBS Capital LLC, One International Place, Boston, Massachusetts 02110, is the beneficial owner of shares held by funds it manages by virtue of the right to vote and dispose of the securities.  One fund, T he IBS Turnaround Fund   (QP) (A Limited Partnership), owned shares or 1 3 . 5 % of outstanding shares at January 26, 20 10 .  Another fund, The IBS Turnaround Fund ( A Limited Partnership ), owned or 6.2 % of the outstanding shares at January 26, 2010 .  Mr. Taft is president of IBS Capital LLC.  Another fund, The IBS Opportunity Fund (BVI), Ltd, owned shares, 1.0 % of the outstanding shares as of January 26, 2010 .

(9)	Functioned as principal accounting officer during 2008.

RELATED PARTY TRANSACTIONS

Review, Approval Or Ratification Of Transactions With Related Persons

Our Board of Directors has a written policy whereby it reviews any transaction involving the Company and a related party before the transaction or upon any significant change in the transaction or relationship.  There are no limitations on the types of transactions, except for ordinary business travel and entertainment.  There are no set standards other than fairness.  For these purposes, a related party transaction includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.

Transactions With Related Persons

Stock Purchase Transactions
David A. Taft, a director, is the president of IBS Capital LLC (“IBS”), a Massachusetts limited liability company, whose principal business is investing in securities.  IBS is the general partner of the IBS Turnaround Fund (QP), which is a Massachusetts limited partnership, and IBS Turnaround Fund (LP), which is a Massachusetts limited partnership.  Set forth below are purchases of Common Stock from the Company by the funds since January 1, 2008:

Date of Purchase	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)	Price Per Share
May 23, 2008	413,262	170,071	$0.60
June 27, 2008	1,538,685	461,315	$0.50
September 23, 2008	1,019,265	680,735	$0.50

The closing market prices on the purchase dates were $0.63, $0.62, and $0.50 per share, respectively.  Mr. Taft was not a director at the time of the transactions.

PIK Note Transactions

Beginning on December 30, 2008, the Company has sold $3,850,000 of 10% PIK Election Convertible Notes due December 15, 2018 (“PIK Notes”) in four tranches.  The notes varied only as to the conversion price, which in each case was at or above the market price on the date of sale.  The conversion prices range from $0.35 to $0.70.  Such note is convertible into shares of Company common stock at the conversion price per share at any time after the Company has authorized sufficient shares to convert all such amounts outstanding under the notes into common stock.  The amount outstanding will be mandatorily converted into common stock at the conversion price per share when (i) Company has authorized a sufficient number of shares to convert amounts outstanding under all of the 10% PIK Election Convertible Notes into common stock, (ii) the average market price for the common stock is in excess of the conversion price and (iii) either (a) the Company has filed and caused to become effective a registration statement for the resale of the number of shares of common stock into which the outstanding amount of the note is convertible, or (b) such shares are resalable under Rule 144.  Interest on notes of such series may be paid by issuance of additional notes, by increasing the principal amounts under such notes, or in cash. Interest payable on such note through June 15, 2009 has been paid by the issuance of additional PIK Notes.

The principal under the notes is due December 15, 2018 subject to earlier acceleration or conversion of the notes as described below. The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in-kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009.  The number of shares issued on conversion of a note will be derived by dividing the principal and accrued interest on the note by the conversion price (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  A noteholder may accelerate the entire amount due under its note upon the occurrence of certain events of default or, after July 1, 2010, in the event there is insufficient common stock available for conversion of all the notes in the Series.

A total of 10,513,809 shares have been issued on conversion of the PIK notes as of January 26, 2010 .  All of the Notes discussed below have been converted.

The following table sets forth purchases of PIK Notes by Mr. Zeitoun personally.

Date of Purchase	Principal Amount	Conversion Price per Share	Shares Issued on Conversion

December 31, 2008	$50,000	$0.35	156,167

The closing market prices on the trading day immediately before the purchases were $0.14 and $0.55 per share, respectively.

The following table sets forth purchases of PIK Notes by Material Advisors, of which Mr. Zeitoun is Manager.

Date of Purchase	Principal Amount	Conversion Price per Share	Shares Issued on Conversion

April 8, 2009	$25,000	$0.35	75,749
May 4, 2009	$15,000	$0.50	31,598

The closing market prices on the trading day immediately before the purchase were $0.25 per share.

Set forth below is information about purchases of 10% PIK Election Notes by IBS Turnaround Fund (QP) and IBS Turnaround Fund (LP).

	Purchaser and Principal Amount
Date of Purchase	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)	Conversion Price per Share	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)

December 30, 2008	$360,000	$140,000	$0.35	1,124,400	437,267
May 4, 2009	$320,000	$180,000	$0.50	674,085	379,173

The closing market prices on the trading day immediately before the purchases were $0.14 and $0.55 per share, respectively.

Agreement with William Jacobson

On April 26, 2009, the Company entered into a release and settlement agreement with William T. Jacobson, formerly Chairman and CEO of the Company and certain members of his family.  The Company agreed to pay (i) up to $293,000 in defense of the class action litigation, Benson v. Atlas Mining Company (“Class Action Litigation”) and (ii) $170,000 upon complete resolution of the Class Action Litigation, the amounts are expected to be funded by the proceeds of the Company’s insurance policies.  William Jacobson waived all claims under any potentially applicable insurance policy issued to the Company and agreed to transfer to the Company 3,044,083 shares of Company common stock within three business days of approval by the court of the settlement of certain class action litigation, which is still pending.  The agreement provides for mutual releases of all claims.

Agreement with Ronald Price

On December 12, 2008, Ronald Price resigned as a director of the Company and as an officer and director of one of the Company’s subsidiaries pursuant to the terms of a separation agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Price is to render certain cooperation and services.  Pursuant to the Separation Agreement, until March 1, 2009, he was paid amounts equal to the compensation under his employment agreement with the subsidiary, which employment agreement was terminated by the Separation Agreement (at the rate of $200,000 per year).  For the period from March 1, 2009 to February 28, 2010, he is being paid $50,000, such amount to be paid in monthly installments of $4,167.

Management Agreement with Material Advisors

Messrs. Zeitoun and Carney were appointed to positions with the Company pursuant to an agreement with Material Advisors, of which they are members and owners.

On December 30, 2008, the Company entered into a Management Agreement with Material Advisors, a management services company (“Manager”).  The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one - year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement, Manager is to perform or engage others, including Mr. Zeitoun, a principal of Manager, Christopher T. Carney and Eric Basroon (“Management Personnel”) to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer (it was subsequently agreed to have Mr. Carney perform as Interim Chief Financial Officer).  Pursuant to the Management Agreement, Andre Zeitoun is serving as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors.

The services provided by Manager include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters, including matters related to (i) new business development, creating and implementing the Company’s business plan and overseeing and supervising the Company’s operations, (ii) preparation of operating budgets and business plans, (iii) Company’s corporate and financial structure, (iv) formulation of long term business strategies, (v) recruiting senior management, (vi) financing, (vii) transactions with third parties, including mergers and acquisitions, (viii) evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization, and (ix) resolving investigations and litigation involving the Company.

Manager is paid an annual fee of $1,000,000 per year for the three - year term of the Management Agreement, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the Management Personnel and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including in the case of Mr. Zeitoun, for service on the Board).  The Management Agreement does not specify the levels of compensation to Messrs. Zeitoun or Carney. Additionally, the Company granted Manager non-qualified stock options to purchase, for $0.70 per share (the “$0.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).  On December 31, 2008, the closing stock price of the Company’s Common Stock was $0.15.  The following sets forth the treatment of the $0.70 Option in the event of a “going private transaction.”  Upon the consummation of a transaction resulting in (i) the Company ceasing to be a SEC reporting company, or having less than 300 shareholders of record and (ii) David A. Taft, IBS Capital LLC, The IBS Turnaround Fund L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI). Ltd., or any of their affiliates or related entities own in the aggregate more than 50% of the outstanding equity capital of the Company immediately following such transaction (a “Going Private Transaction”), the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”), accompanied by a tandem stock appreciation right (the “SAR”).  The Going Private Option will provide Manager the right to purchase the same percentage of Company’s(or its successor’s) outstanding shares of common stock after giving effect to the going private transaction that were subject to the $0.70 Option.  The SAR will entitle Manager to receive either shares of common stock or cash equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share under the SAR.  The exercise price of the Going Private Option and the base price under the SAR will be the fair market value per share to be paid in the Going Private Transaction to shareholders who are not investing in the going private vehicle.  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During such periods, the Going Private Option and the SAR will be fully exercisable.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.  The Company will, however, will receive $5,325,544 assuming the exercise of all options held by the selling shareholders, subject to the outstanding warrants to purchase Common Stock of the Company are exercised using a cashless method.

PRICE RANGE OF OUR COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on National Association of Securities Dealers, Inc. Over-the-Counter Electronic Bulletin Board (the “OTCBB”) and on pinksheets.com under the symbol “AMNL”.  Before our recent name change, our stock was quoted under the symbol “ALMI”.  From December 2007 to September 2009, our common stock was quoted on the Pink Sheets, and before that on the OTCBB.

The following table sets forth the high and low bid quotations per share of our common stock for the periods indicated. The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2007	High ($)	Low ($)
First Quarter	2.08	1.54
Second Quarter	2.98	1.81
Third Quarter	2.92	1.65
Fourth Quarter	1.70	0.53

2008	High	Low
First Quarter	0.80	0.53
Second Quarter	0.78	0.53
Third Quarter	0.73	0.45
Fourth Quarter	0.47	0.135

2009	High	Low
First Quarter	0.30	0.17
Second Quarter	0.69	0.24
Third Quarter	0.90	0.42
Fourth Quarter	0.9 4	0. 55

2010	High	Low
1/01/10 through 1/26/10	0.74	0.58

Source:  http://www.nasdaq.com

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 69,797,930 shares of common stock and no shares of preferred stock were issued and outstanding as of the date of this prospectus.

Set forth below is a description of certain provisions relating to our capital stock.  For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

Common Stock

Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.

The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.  The board of directors is not classified. When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.  There are no restriction son alienability of the securities to be registered; and (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act.”  The Delaware provision is not applicable to corporations with less than 2,000 record stockholders, unless the corporation elects to be covered.  Atlas Delaware has only about 1,560 record stockholders.  Atlas Delaware has elected to be governed by the Business Combinations with Interested Stockholders Act.  The Delaware GCL has no provision similar to the Idaho’s Control Share Acquisition Act.

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.  A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

10% PIK-ELECTION CONVERTIBLE NOTES DUE 2018

The Company issued PIK-Notes through the following transactions with each one designated a “Series.”  Interest on the Notes is payable semi-annually on June 15 and December 15.

The following table indicates the five series of PIK Notes that have already been converted into Common Stock, the date issued, interest accumulated as of November 13, 2009, conversion rate, and the number of original holders.

Series	Date	Original Principal	Accumulated Interest	Conversion Rate	Shares issued on conversion	No. of Holders
December	12/30/2008	$1,000,000	$93,167	$0.35	3,123,333	5
April	4/7/2009 - 4/9/2009	$1,500,000	$91,338	$0.35	4,546,681	6
May	5/1/2009	$1,350,000	$71,898	$0.50	2,843,795	12

The following table indicates the two series of PIK Notes that have not been converted into Common Stock, the date issued, interest accumulated as of January 26, 2010 , conversion rate, and the number of original holders.

Series	Date	Original Principal	Accumulated Interest (1)		Conversion Rate	Total shares issuable if converted at maturity	No. of Holders
July	7/28/2009	$200,000	$10 , 032	(2)	$0.65	765,891	1
October	10/26/2009	$2,000,000	$50,876	(3)	$1.00	4,900,423	12

(1)
Interest accrues at the rate of 10% per year based on the outstanding principal, which is increased as of each June 15 and December 15 to reflect accrued interest.   See below for information on conversion at the option of the holder and mandatory conversion.

(2)	If held until maturity, the interest of the PIK Note would be $297,829.

(3)	If held until maturity, the interest of the PIK Notes would be $2,900,423.

The PIK Notes were issued at a time when the Company did not have sufficient authorized but unissued shares of Common Stock to issue equity.  Each PIK Note provides that it is convertible at the election of the holder at any time that we have sufficient authorized, unissued shares of common stock so that all of the PIK Notes may be converted.   We now have sufficient shares so that all outstanding PIK Notes are convertible.

Each PIK Notes provides that it is mandatorily convertible when the following conditions have been satisfied: (i) the Company has sufficient authorized, unissued shares of common stock such that all of that PIK Note’s Series may be converted, (ii) the average closing bid or market price (whichever is appropriate) as determined by the Company for the preceding five trading days, is in excess of that PIK Note’s conversion price and (iii) either (a) a registration statement is effective and available for the resale of all of the shares issuable under the PIK Note for five trading days or (b) the PIK Note holder may sell the issuable shares under Rule 144 of the Securities Act.  All PIK Notes that have been converted were mandatorily converted.

All of the PIK Notes were issued with conversion prices at or below the market price of our common stock.  The PIK Notes were issued in PIPE transactions, being issued in conjunction with registration rights agreements.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 23,407,964 shares of our common stock issued as compensation and issuable pursuant to the conversion of our PIK Notes (including PIK Notes that have been issued as interest payments) , the exercise of a warrant to purchase common stock and the exercise of options to purchase common stock.   The selling stockholders are named in the table below.  Each beneficial holder acquired the PIK Note or warrant from us in private transactions.  These securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

Unless otherwise indicated, the named persons possess sole voting and investment control with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law) as of January 4, 2010 .   Except as otherwise indicated in the footnotes to the table, the selling stockholders have not held any position or office or had any material relationship with our company or any of its subsidiaries within the past three years, the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer, or an affiliate of a broker-dealer.  The broker-dealer included in the table below has represented to us that it acquired the securities to be resold in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of purchase.

In the table below, for the persons to which footnote (5) is applicable, the number of shares beneficially owned before the offering and the maximum of shares to be sold include shares issuable with respect to interest on the PIK Notes if the notes outstanding as of the date of this prospectus are converted at maturity in 2018.  A total of 2,996,068 shares would be issuable with respect to interest accrued on the PIK Notes outstanding as of the date of this prospectus if they were converted at maturity.

Selling Stockholder	Shares beneficially owned before the Offering (1)	Maximum number of shares to be sold (2)	Shares Beneficially owned after the Offering	Percentage ownership after the Offering (* indicates less than 1%)
Andre Zeitoun (3) (4)	1,335,967	156,167	1,179,800	1.7%
Boaz Sidikaro	991,484	991,484	0	*
IBS Capital LLC (4) (13)	16,58 4 , 8 40	2,614,923	13,9 69 , 9 17	20.0%
Wasseem Boraie	835,318	835,318	0	*
ND Capital Group (14)	3,031,616	3,031,616	0	*
Peter Berger (5)	653,346	653,346	0	*
Fred Shirley	1,279,495	454,495	825,000	1.2%
Oliver Wriedt (5)	1,233,338	1,136,588	96,750	*
Adam Zipper	600,977	315,977	285,000	*
Richard Dickey (5)	915,693	700,693	215,000	*
Daniel Fitzgerald (5)	455,672	455,672	0	*
Jeff Sander	702,512	371,412	331,100	*
Steven Leon (5)	770,291	765,891	4,400	*
Carl Stanton (5)	490,042	490,042	0	*
Diana Oldja (5)	612,552	612,552	0	*
William Dawson (5)	490,042	490,042	0	*
Greg Feldman (5)	490,042	490,042	0	*
Paul Schulstad (5)	452,984	392,034	60,950	*
White Star Capital Trust (5) (15)	245,021	245,021	0	*
Material Advisors LLC (6) (16)	6,690,624	6,690,624	0	*
Morris Weiss (4) (7)	831,342	831,342	0	*
John Levy (4) (12)	220,95 7	220,95 7	0	*
Evan Stone (4) (19)	34,726	26,726	8,000	*
Michael Lyon (8)	75,000	75,000	75,000	*
W.H. Fawcett (9)	100,000	100,000	0	*
Rubenstein Investor Relations (10) (17)	60 ,000	6 0,000	0	*
Timothy Clemesen (20)	30,000	30,000	0	*
William Swalm (21)	10,000	10,000	0	*
Rodman & Renshaw (11) (18)	160,000	160,000	0	*
* Denotes < 1%

(1)	Unless otherwise noted in a footnote, the shares to be sold represent shares issued and issuable in conversion of the PIK, including shares issuable in respect of interest..

(2)
The number or percentage of shares owned in this column assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.  The number of shares in this column includes shares previously issued on conversion of PIK Notes, shares issuable on as yet unconverted PIK Notes, and the shares issuable upon exercise of the warrant described in (11) below.

(3)	Officer of Applied Minerals, Inc.

(4)	Director of Applied Minerals, Inc.

(5)
These individuals own PIK Notes that have not yet been converted into common shares of the Company.  This prospectus statement includes the shares of common stock into which all outstanding unconverted PIK Notes may convert including shares with respect to interest.

(6)
Shares beneficially owned and maximum shares to be sold includes shares of Common Stock issuable pursuant to the exercise of options to acquire 6,583,277 shares of common stock.  The options were granted pursuant to a Management Agreement.  Options to acquire 2,194,425 shares are currently vested.  Figure also includes 107,347 shares issued on the conversion of PIK Notes.

(7)
Beneficially owned and maximum shares to be sold include 650,000 shares issuable pursuant to the exercise of options granted as compensation as the Company’s Chief Restructuring Officer.   Beneficially owned and maximum shares to be sold include 181,342 shares granted for certain director-related work.

(8)	Former officer. Beneficially owned and maximum shares to be sold include 75,000 shares pursuant to the exercise of options granted as part of compensation as CEO.

(9)	Beneficially owned and maximum shares to be sold include 100,000 shares issuable pursuant to the exercise of options granted as part of compensation for consulting services to be provided.

(10)	Beneficially owned and maximum shares to be sold include 60 ,000 shares issuable pursuant to the exercise of options granted as part of compensation for consulting services to be provided.

(11)
 On October 26, 2009, we issued $2 million face of PIK Notes with a conversion price of $1.00 for $2  million in cash.  In connection therewith, we issued a warrant to Rodman & Renshaw for services related to  the capital raise.  The warrant is for 160,000 shares of common stock with an exercise price of $1.00.  The  exercise price was a premium of 17% to the then current market price.  Rodman & Renshaw is a FINRA registered broker dealer and is deemed an underwriter in this offering.

(12)	Beneficially owned and maximum shares to be sold include 125,000 shares issuable pursuant to the exercise of options granted as part of compensation related to Mr. Levy’s election as Chairman of the
Company’s Board of Directors. Beneficially owned and maximum shares to be sold include 95,957 shares granted for certain director-related work.

(13)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Taft.

(14)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Brian Rossing.

(15)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Nicky Post.

(16)	The natural persons who exercise voting or investment control with respect to the shares being registered for resale pursuant to this registration statement are the partners of Material Advisors, LLC.

(17)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Richard Rubenstein.

(18)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Horin.

(19)	Mr. Stone was compensated 26,726 shares granted for director-related work performed in 2009.

(20)  Beneficially owned and maximum shares to be sold include 30,000 shares issuable pursuant to the exercise of options granted as part of compensation for consulting services to be provided.

(21)  Beneficially owned and maximum shares to be sold include 10,000 shares issuable pursuant to the exercise of options granted as part of compensation for consulting services to be provided.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders (other than Rodman & Renshaw) and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Rodman & Renshaw is an underwriter with respect to this offering.  Any commissions received by Rodman & Renshaw and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify some of the selling stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.  We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expenses of counsel or other advisors to the selling stockholders.

While the registration statement of which this prospectus is a part is effective and their shares are included in this prospectus for resale, the selling stockholders, also may resell all or a portion of the shares in open market transactions or otherwise in reliance upon Rule 144 under the Securities Act, provided they meet the requirements of the Rule 144.  Rule 144 governs resale of restricted securities for the account of any person (other than us), and restricted and unrestricted securities for the account of an affiliate of ours.

Restricted securities generally include any securities acquired directly or indirectly from us or our affiliates, which were not issued or sold in connection with a public offering registered under the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale, and who has beneficially owned restricted securities for at least six months would be entitled to sell those shares, subject to the requirements of Rule 144 regarding publicly available information about us.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the conversion of the PIK Notes, the exercise of options to purchase common stock and the exercise of warrants to purchase common stock, there will be 8 3,281,722 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an affiliate of our company (as defined in the Securities Act).

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing stockholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

LEGAL MATTERS

Certain legal matters with respect to the shares of our common stock offered hereby will be passed upon for us by K&L Gates llp, Seattle, Washington.

EXPERTS

We have included the financial statements as of December 31, 2008 and 2007 in this prospectus in reliance upon the reports of PMB Helin Donovan, LLP, independent registered certified public accountants (which express unqualified opinion and include an explanatory paragraph referring to going concern issue) given on the authority of these firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC.  Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s website at http://www.sec.gov and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.    The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  For further information regarding us and our common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

FINANCIAL STATEMENTS

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)

Current Assets
Cash and cash equivalents	$1,137,215	$903,001
Accounts receivable	- 0 -	44
Investments – available for sale	4,445	5,426
Deposits and prepaids	41,669	282,306

Total Current Assets	1,183,329	1,190,776

Property, Plant and Equipment
Land and tunnels	523,729	523,729
Land improvements	94,029	91,835
Buildings	445,197	445,197
Mining equipment	354,493	389,492
Milling equipment	99,855	99,855
Laboratory equipment	75,968	75,968
Office furniture and equipment	37,522	37,962
Vehicles	77,563	65,763
Less: Accumulated depreciation	(364,876)	(287,040)

Total Property, Plant and Equipment	1,343,480	1,442,761

Other Assets
Refund receivable from discontinued operations activities	41,925	- 0 -
Assets from discontinued operations being held for sale	983,319	1,872,577

Total Other Assets	1,025,244	1,872,577

TOTAL ASSETS	$3,552,053	$4,506,114

The accompanying condensed notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)

Current Liabilities
Accounts payable and accrued liabilities	$1,473,551	$741,885
Stock awards payable	315,000	52,500
Current portion of notes payable	- 0 -	115,836
Current portion of capital leases payable	13,554	41,004

Total Current Liabilities	1,802,105	951,250

Long-Term Liabilities
Long-term portion of capital leases payable	28,660	118,765

Total Long-Term Liabilities	28,660	118,765

Other Liabilities
Convertible debt	4,141,874	1,000,000
Liabilities from discontinued operations	112,752	239,128

Total Other Liabilities	4,254,626	1,239,128

TOTAL LIABILITIES	6,085,391	2,309,118

Commitments & Contingencies	- 0 -	- 0 -

Stockholders’ Equity (Deficit)
Preferred stock, $1.00 par value, 10,000,000 shares authorized non-cumulative, non-voting, non-convertible,
none issued or outstanding	- 0 -	- 0 -
Common stock, no par value, 60,000,000 shares authorized,
59,284,121 and 59,215,628 shares issued and outstanding,
Respectively	22,247,490	22,155,543
Accumulated deficit prior to exploration stage	(20,009,496)	(20,009,496)
Accumulated deficit during the exploration stage	(4,821,237)	- 0 -
Accumulated other comprehensive loss	(2,447)	(1,466)
Total Atlas Mining Company
stockholders’ equity (deficit)	(2,585,690)	2,144,581
Non-controlling interest	52,352	52,415
Total Stockholders’ Equity (Deficit)	(2,533,338)	2,196,996

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,552,053	$4,506,114

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
							For the Period
							January 1, 2009
							(Beginning of
							Exploration
							Stage)
	For the Three Months Ended			For the Nine Months Ended			Through
	September 30,			September 30,			September 30,
	2009		2008	2009		2008	2009
			(Restated)			(Restated)

REVENUES	$	- 0 -	$ - 0 -	$	- 0 -	$ - 0 -	$ - 0 -

COST OF SALES		- 0 -	- 0 -		- 0 -	- 0 -	- 0 -

GROSS PROFIT		- 0 -	- 0 -		- 0 -	- 0 -	- 0 -

Operating (Income) Expenses:
Exploration costs		300,159	300,970		855,776	1,068,466	855,776
General & administrative		1,097,795	923,783		3,496,820	2,339,424	3,496,820
Total Operating Expenses		1,397,954	1,224,753		4,352,596	3,047,890	4,352,596
Net Operating Loss		(1,397,954)	(1,224,753)		(4,352,596)	(3,047,890)	(4,352,596)

Other Income (Expenses)
Interest income		76	523		102	25,626	102
Interest expense		(116,338)	- 0 -		(224,255)	(85)	(224,255)
Sale of clay samples		- 0 -	- 0 -		6,000	- 0 -	6,000
Refund of insurance premium		297	- 0 -		13,786	- 0 -	13,786
Special investigation fees and expenses		- 0 -	(441,804)		- 0 -	(1,436,605)	- 0 -
Net proceeds from legal settlement		193,913	- 0 -		193,913	- 0 -	193,913
Loss on impairment of assets		(10,889)	- 0 -		(10,889)	- 0 -	(10,889)
Gain (loss) on revaluation of stock awards		(140,000)	63,000		(262,500)	115,500	(262,500)
Total Other Income (Expense)		(72,941)	(378,281)		(283,843)	(1,295,564)	(283,843)

Loss from exploration stage,
before income taxes		(1,470,895)	(1,603,034)		(4,636,439)	(4,703,454)	(4,636,439)

Provision (Benefit) for Income Taxes		- 0 -	- 0 -		- 0 -	- 0 -	- 0 -

Net Loss from Exploration Stage Before Discontinued Operations		(1,470,895)	(1,603,034)		(4,636,439)	(4,703,454)	(4,636,439)

Net income (loss) from discontinued operations, net of income tax		4,830	(109,289)		(184,798)	684,156	(184,798)

Net loss from exploration stage after discontinued operations		(1,466,065)	(1,712,323)		(4,821,237)	(4,019,298)	(4,821,237)

Add: Net loss attributable to the non-controlling interest		33	- 0 -		62	- 0 -	62

Net Loss Attributable to Atlas Mining Company		$(1,466,032)	$(1,712,323)		$(4,821,175)	$(4,019,298)	$(4,821,175)

Earnings Per Share - Basic and Diluted:
Net loss per share before discontinued operations attributable to Atlas Mining Company common shareholders		$(0.03)	$(0.03)		$(0.08)	$(0.09)	$(0.08)
Discontinued operations attributable to Atlas Mining Company common shareholders		0.00	0.00		0.00	0.02	0.00
Net Loss Per Share Attributable to Atlas Mining Company Common Shareholders		$(0.03)	$(0.03)		$(0.08)	$(0.07)	$(0.08)

Weighted Average Shares Outstanding, basic and diluted		59,284,121	57,178,672		59,278,852	55,351,503	59,278,852

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

			For the Period
			January 1, 2009
			(Beginning of
			Exploration
			Stage)
	For the Nine Months Ended		Through
	September 30,		September 30,
	2009	2009	2009
		(Restated)

Net Loss	$(4, 821,175)	$(4,019,298)	$(4, 821,175)

Other Comprehensive Loss:
Change in market value of investments	(981)	540	(981)

Comprehensive Loss	(4,822,156)	(4,018,758)	(4,822,156)

Comprehensive loss attributable to the non-controlling interest	- 0 -	- 0 -	- 0 -

Net Comprehensive Loss	$(4,822,156)	$(4,018,758)	$(4,822,156)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)
			For the Period
			January 1, 2009
			(Beginning of
			Exploration
			Stage)
	For the Nine Months Ended		Through
	September 30,		September 30,
	2009	2008	2009
		(Restated)
Cash Flows From Operating Activities:
Net loss	$(4,821,175)	$(4,019,298)	$(4,821,175)
Adjustments to Reconcile Net Loss to Net Cash Used by Operations:
Depreciation	92,737	329,441	92,737
Convertible debt issued for interest expense	91,875	- 0 -	91,875
Stock issued for directors fees	10,000	80,000	10,000
Valuation of options for compensation	81,947	400,519	81,947
(Gain) loss on revaluation of stock awards	262,500	(115,500)	262,500
Gain on sale of equipment	(11,111)	(8,220)	(11,111)
Loss on disposition of equipment	159,249	5,173	159,249
Loss on impairment of assets	10,889	- 0 -	10,889
Uncollectible notes receivable	- 0 -	281,163	- 0 -
Change in Operating Assets and Liabilities:
(Increase) decrease in:
Accounts receivable	44	612,666	44
Accounts receivable – related party	- 0 -	1,618	- 0 -
Deposits and prepaids	240,637	218,350	240,637
Advances	- 0 -	881	- 0 -
Increase (decrease) in:
Accounts payable and accrued expenses	612,501	(55,656)	612,501
Convertible debt interest	119,164	- 0 -	119,164
Net Cash Used by Operating Activities	(3,150,743)	(2,268,863)	(3,150,743)

Cash Flows from Investing Activities:
Purchases of equipment	(14,775)	- 0 -	(14,775)
Net Cash Used by Investing Activities	(14,775)	- 0 -	(14,775)

Cash Flows from Financing Activities:
Payments on notes payable	(115,836)	(126,389)	(115,836)
Payments on capital leases payable	(117,555)	(178,041)	(117,555)
Proceeds from notes payable	- 0 -	49,500	- 0 -
Proceeds from issuance of convertible debt	3,150,000	- 0 -	3,150,000
Proceeds from issuance of common stock	- 0 -	2,500,000	- 0 -
Net Cash Provided by Financing Activities	2,916,609	2,245,070	2,916,609

Net Cash Provided by Discontinued Operations	483,123	383,917	483,123

Increase (Decrease) in Cash	234,214	(36,691)	234,214

Cash and Cash Equivalents, Beginning of Period	903,001	1,210,621	903,001

Cash and Cash Equivalents, End of Period	$1,137,215	$1,173,930	$1,137,215

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)
(continued)
					For the Period
					January 1, 2009
					(Beginning of
					Exploration
					Stage)
	For the Nine Months Ended				Through
	September 30,				September 30,
	2009		2008		2009

Cash Paid For:
Interest		$51,724		$57,346	$51,724
Income Taxes	$	- 0 -	$	- 0 -	$ - 0 -

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Equipment financed through leasing	$	- 0 -		$16,908	$ - 0 -

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 1 – BASIS OF PRESENTATION AND GOING CONCERN

The foregoing unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Regulation S-X as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements and the notes thereto included on Form 10-K/A for the period ended December 31, 2008. In the opinion of management, the unaudited interim financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. At December 31, 2008, the Company had accumulated deficits prior to the exploration stage of $20,009,496, in addition to limited cash and unprofitable operations. For the nine months ended September 30, 2009 and 2008, the Company sustained net losses before discontinued operations of $4,636,439 and $4,703,454, respectively, and has an accumulated deficit from exploration stage of $4,636,439 at September 30, 2009.  These factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain financing and to generate revenue and cash flow to meet its obligations on a timely basis and management's ability to raise equity financing as required.  If successful, this will mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern.

Operating results for the nine months period ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.  The consolidated financial information as of December 31, 2008 included herein has been derived from the Company’s audited consolidated financial statements as of, and for the fiscal year ended, December 31, 2008.

Certain amounts in the 2008 financial statements have been reclassified to conform to the 2009 discontinued operations presentation.  These reclassifications had no effect on previously reported results of accumulated deficit.

NOTE 2 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Atlas Mining Company, (“the Company”) was incorporated in the state of Idaho on March 4, 1924.  The Company is currently focused on the commercialization of its Dragon Mine halloysite property located in Juab County, Utah. Management believes the clay resource found at the Dragon Mine property possesses, among other things, certain structural and mineralogical characteristics that may possibly add functionality to applications such as, but not limited to, the controlled release of biological and chemical agents, polymer-related strengtheners and fire retardants, oil field drilling minerals, catalyst carriers, filtration technologies, hydrogen storage for fuel cells and cosmetics.

In 2008, a geological consulting firm was engaged by the Company to both conduct a resource survey of the Dragon Mine property and develop an appropriate methodology by which to process the mine’s future mineral production.  At the date of this report, the work of the geological consultant is ongoing.  Beginning in 2009, the Company commenced distributing samples of its mineral resource to potential customers as part of a preliminary marketing program.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 2 – ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

In late 2008, due to both a general downturn in mining activity worldwide and a desire to focus the Company’s resources on the commercialization of the Dragon Mine property, management discontinued its contract mining operation that, historically, had been its primary source of revenue and cash flow generation.  Management has engaged a firm to dispose of certain assets related to its discontinued contract mining operation.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed, consolidated financial statements represent the consolidation of the Company and all companies that the Company directly controls either through majority ownership or otherwise.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  In these financial statements assets and liabilities involve extensive reliance on management’s estimates.  Actual results could differ from those estimates.

Impairment of Assets
The Company adopted guidance provided by the Financial Accounting Standards Board (“FASB”) with regards to the impairment of long-lived assets.  Such guidance requires management to review fixed assets periodically to ensure that the carrying or book value of the asset does not exceed the asset’s fair value.  During the nine months ended September 30, 2009, the Company determined that certain mining equipment with a net book value of $10,889 would be impaired to $0 as such equipment no longer met underground safety requirements.

Non-controlling Interests in Consolidated Financial Statements
On January 1, 2009, the Company adopted guidance provided by the Financial Accounting Standards Board with regards to accounting for the non-controlling interest of a subsidiary.  Such guidance establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and the accounting for the deconsolidation of a subsidiary.  The guidance also clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  The gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date.  In addition, the guidance includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest at September 30, 2009.  There have been no material affects to the Company’s financial statements due to the adoption of this guidance.

Stock-Based Compensation
The Company recognizes compensation expense for all share-based awards made to employees and directors, including employee stock options and shares issued through its employee stock purchase plan, based on estimated fair values. The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements.  Accordingly, compensation expense of $81,947 and $400,519 has been recognized for vesting of options to employees and directors in the accompanying statements of operations for the periods ended September 30, 2009 and 2008, respectively.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
During May 2009, the FASB issued ASC 855, “Subsequent Events”, (formerly SFAS No. 165, “Subsequent Events”).  ASC 855 requires all public entities to evaluate subsequent events through the date that the financial statements are available to be issued and disclose in the notes the date through which the Company has evaluated subsequent events and whether the financial statements were issued or were available to be issued on the disclosed date. ASC 855 defines two types of subsequent events, as follows: the first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet and the second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. ASC 855 is effective for interim and annual periods ending after September 15, 2009 and must be applied prospectively.  The Company adopted the provisions of ASC 855 for the quarter ended September 30, 2009.  The adoption of these provisions did not have a material effect on the financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Codification (“ASC”) 105, “Generally Accepted Accounting Principles” (formerly SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”).  ASC 105 establishes the FASB ASC as the single source of authoritative nongovernmental U.S. GAAP.  The standard is effective for interim and annual periods ending after September 15, 2009.  All other literature will be considered non-authoritative after the effective date of the Codification. The Codification does not change US GAAP; instead, it introduces a new structure that is organized in an easily accessible, user-friendly online research system.  The Company has adopted the new Codification when referring to GAAP in our quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2009. This will not have an impact on the results of the Company.

Subsequent Events
The Company evaluates events that occur subsequent to the balance sheet date of periodic reports, but before financial statements are issued for periods ending on such balance sheet dates, for possible adjustment to such financial statements or other disclosure. This evaluation generally occurs through the date at which the Company’s financial statements are electronically prepared for filing with the SEC. For the financial statements as of and for the periods ending September 30, 2009, this date was November 11, 2009, the date that the financial statements were available for issuance.

NOTE 4 – DISCONTINUED OPERATIONS

At December 31, 2008, the Company permanently discontinued its contract mining operations.  There are no plans to resume the contract mining business.

Under guidance provided by the FASB, the Company has identified assets attributed to the discontinued operation that are being held for sale or have been identified as part of the discontinued operation and have been identified as such.  Assets and liabilities at September 30, 2009 and December 31, 2008 attributed to the discontinued operation are as follows:
	September 30,	December 31,
	2009	2008
Accounts receivable	$41,925	$336,237
Mining supplies	- 0 -	40,544
Property and equipment	983,319	1,495,796
Total assets from discontinued operations	$1,025,244	$1,872,577

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 4 – DISCONTINUED OPERATIONS (CONTINUED)

Liabilities at September 30, 2009 and December 31, 2008 attributed to the discontinued are as follows:

	September 30,	December 31,
	2009	2008
Accounts payable and accrued liabilities	$7,650	$105,468
Leases payable	105,102	133,660
Total liabilities from discontinued operations	$112,752	$239,128

Income (loss) from discontinued operations for the periods ended September 30, 2009 and 2008 was calculated as follows:

For the nine months ended September 30,	2009	2008
Income (loss) from discontinued operations	$(184,798)	$684,156
Income tax liability	- 0 -	- 0 -
Net income (loss) from discontinued operations	$(184,798)	$684,156

For the three months ended September 30,	2009	2008
Income (loss) from discontinued operations	$4,830	$(109,289)
Income tax liability	- 0 -	- 0 -
Net income (loss) from discontinued operations	$4,830	$(109,289)

The Company does not believe there is an effect of income taxes on discontinued operations.  Due to ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382 a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.

NOTE 5 – STOCK AWARD PAYABLE

The Company has issued certain options that represent shares in excess of shares authorized for issuance.  These options have been recorded as a liability on the balance sheet, titled stock awards payable.  The Company reviews the value of stock award payable and adjusts the carrying value to market based on the closing price of the Company’s common stock on the last day of the quarter.  Any adjustment made to the carrying value of the stock award is recorded as a gain or loss on revaluation of stock awards.  For the nine months ended September 30, 2009, the Company realized a loss on the revaluation of stock awards totaling $262,500, compared to the nine months ended September 30, 2008 during which a gain of $115,500 was realized.  At September 30, 2009 and December 31, 2008, the value of all outstanding stock awards was $315,000 and $52,500, respectively.

NOTE 6 – CONVERTIBLE DEBT

On December 30, 2008, the Company sold $1,000,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.35 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 6 – CONVERTIBLE DEBT (CONTINUED)

On April 7 and April 8, 2009, the Company sold, in aggregate, $1,500,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.35 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

In May 1, 2009, the Company sold $1,350,000 of 10% Convertible Notes (“Notes”) due December 15, 2018.  The Notes convert into common stock at $0.50 per share.  The principle is due December 15, 2018 subject to earlier acceleration or conversion of the Notes.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year, commencing June 15, 2009.

On July 29, 2009, the Company entered into an agreement to sell to an accredited investor $200,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (“Notes’) at a conversion price of $0.65 per share (“Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing June 15, 2009.

As of September 30, 2009, the Company recorded $223,791 of accrued and unpaid interest expense associated with the Convertible Notes.  At June 15, 2009, approximately $92,000 of this interest expense was converted into additional PIK-Election Convertible Notes due 2018.  The remainder of the interest expense in currently included as part of accrued expenses.

The Notes as described above may be converted at the option of the noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion. The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion of all Notes in the Series, (ii) the average closing bid price or market price of the Company’s common stock for the preceding five (5) trading days is above the conversion price and (iii) a registration statement is effective and available for resale of all of the converted shares or the noteholders may sell such shares under Rule 144 under the Securities Act.

On June 15, 2009, the holders of convertible exercised the PIK option that made it such that accrued interest payable on that date was converted to additional convertible debt in lieu of payment in cash.  At September 30, 2009, the total liability attributed to Convertible Notes outstanding was $4,141,874.

On October 26, 2009, the Company entered into an agreement to sell to accredited investors $2,000,000 principal amount of Series 10%  PIK-Election Convertible Notes due 2018 (the “Notes’) at a conversion price of $1.00 per share (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal of the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing December 15, 2009.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 6 – CONVERTIBLE DEBT (CONTINUED)

Within thirty days after the date on which the articles of incorporation of the Company are amended so that there are sufficient shares of common stock so that all outstanding 10% Convertible Notes may be converted, the Company is obligated to file a registration statement for (i) the shares of common stock of the Company issued or issuable upon the conversion of the Notes; and (ii) all shares of common stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i)) that the holder requests to be included in the registration statement (the securities described in (i) and (ii) being register-able securities”).

If (i) a registration statement is not filed on a timely basis as required or (ii) after its effective date, such registration statement ceases for any reason to be effective and available for more than an aggregate of 40 trading days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date which such 40 trading day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the holders may have hereunder or under applicable law, on each such Event Date, and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate amount of the principal and accrued interest of the 10% Convertible Note that was converted and has not theretofore been sold. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

The Company will have no obligation to file a registration statement or to keep it effective or to make any payments in the event  (a) the holder is not an affiliate and the securities then registered or proposed to be registered to be registered may be sold without registration under the Securities Act of 1933 (“Securities Act”) pursuant to Rule 144 under the Securities Act and (b) the holder is an affiliate and the register-able securities then registered or proposed to be registered to be registered may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock
The Company is authorized to issue 10,000,000 shares of noncumulative, non-voting, nonconvertible preferred stock, $1.00 par value per share.  At September 30, 2009 and December 31, 2008, no shares of preferred stock were outstanding.

In October 2009, as a result of a shareholders meeting, the par value of preferred stock changed to $0.001, and the terms of the preferred stock changed to be determined by the board of directors.

Common Stock
The Company is authorized to issue 60,000,000 shares of common stock, no par value per share.  At the periods ended September 30, 2009 and December 31, 2008, 59,284,121 and 59,215,628 shares were issued and outstanding, respectively.

For the nine months ended September 30, 2009 and the year ended December 31, 2008, the Company did not have sufficient authorized unissued common stock available for conversion of all common stock equivalents.

During the nine months ended September 30, 2009, the Company issued 68,493 shares of restricted stock at a price of $0.15 per share for director fees for a fair value of $10,000.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 7 – STOCKHOLDERS’ EQUITY (CONTINUED)

On October 25, 2009, as a result of a shareholders meeting, authorized capital was increased to 120,000,000 shares common, and a par value of $0.001 was approved.

The following schedule presents a reconciliation of the beginning and ending balances of the equity attributable to the Company and the non-controlling owners, and the effect of the changes in the equity attributable to the Company.

				Atlas Mining Company Shareholders
	Total	Comprehensive Income (Loss)		Accumulated Deficit During the Exploration Stage		Accumulated Deficit Prior to the Exploration Stage	Accumulated Other Comprehensive Loss	Common Stock	Non- controlling Interest
Beginning balance	$2,196,996	$	- 0 -	$	- 0 -	$(20,009,496)	$(1,466)	$22,155,543	$52,415
Stock issued for services	10,000							10,000
Employee based stock compensation	81,947							81,947
Comprehensive income:
Net loss	(4,821,300)		(4,821,237)		(4,821,237)				(63)
Other comprehensive loss, net of tax:
Change in market value of investments	(981)		(981)				(981)

Ending balance	$(2,533,338)		$(4,822,156)		$(4,810,347)	$(20,009,496)	$(2,447)	$22,247,490	$52,352

NOTE 8 – OPTIONS TO PURCHASE COMMON STOCK

A summary of the status and changes of the options granted under the Company’s 1998 Non-qualified Stock Option Plan and other agreements for the period ended September 30, 2009 is as follows:

	September 30, 2009
		Weighted
		Average
	Shares	Exercise Price

Outstanding at beginning of period	625,000	$0.70
Granted	125,000	0.70
Exercised	- 0 -	- 0 -
Forfeited	- 0 -	- 0 -
Expired	- 0 -	- 0 -
Outstanding at end of period	750,000	$0.70
Exercisable at end of period	625,000	$0.70

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 8 – OPTIONS TO PURCHASE COMMON STOCK (CONTINUED)

A summary of the status of the options outstanding at September 30, 2009 is presented below:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price
$0.65 - $0.71	75,000	4.00 years	$0.69	75,000	$0.69
$0.70	675,000	4.33 years	$0.70	550,000	$0.70
	750,000			625,000

Accordingly, compensation expense of $81,947 and $382,849 has been recognized for vesting of options to employees and directors in the accompanying statements of operations for the periods ended September 30, 2009 and 2008, respectively.  At September 30, 2009, the total compensation cost of $31,250 for unvested shares is expected to be recognized over the next year on a weighted average basis.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

LITIGATION
Various lawsuits, claims, proceedings and investigations are pending involving us as described below in this section.  Guidance provided by the FASB states that, when applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated.  In addition to the matters described herein, the Company is involved in or subject to, or may become involved in or subject to, routine litigation, claims, disputes, proceedings and investigations in the ordinary course of business, which in management’s opinion will not have a material adverse effect on the financial condition, cash flows or results of operations.

Issuance of Wells Notice
On March 6, 2009, the Company was informed that the Securities and Exchange Commission had issued a formal order of investigation of facts with respect to possible violations of the securities laws by the Company and its officers, directors and affiliates for the period of August 2002 through 2006. On July 7, 2009, the staff of the Commission sent the Company a "Wells Notice," which is a notice that the staff intends to recommend to the Commission that enforcement proceedings be commenced against the Company for violations of registration provisions of Section 5 of the Securities Act, the reporting provisions of Section 13(a) of the Securities Exchange Act and the rules thereunder as well as Rule 12b-20, and the internal control provisions of Section 13(b)(2) of the Securities Exchange Act.  The Wells Notice also referenced section 12(j) of the Securities Exchange Act, which would involve deregistration.  However, the Company committed to the staff that it would bring the Company current in its Section 13(a) filings and the filing of the quarterly report for the period ended June 30, 2009 on Form 10-Q/A brought the Company current.  The staff indicated that if the Company were current it would not make a recommendation related to Section 12(j), and the Company believes that this filing has mooted the issue.  The Company is cooperating with the investigation and has submitted an offer of settlement to the staff.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
(An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Settlement of Insurance Cases
Related to the Class Action Settlement, effective July 8, 2009, the Company entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the individual defendants listed above in settlement of the insurance litigation.  Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to class action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which Atlas will use in part to pay the individual defendants their costs in the class action and (iii) all claims under the insurance litigation will be released upon final court approval of the Class Action Settlement.

During the three months ended September 30, 2009, the Company received $750,000 of insurance proceeds related to the settlement of a class action lawsuit.  Approximately $556,087 of these proceeds were applied toward legal costs related to the settlement.  The net effect of the insurance proceeds and related costs are presented as $193,913 of other income in the Company’s Consolidated Statement of Operations and Comprehensive Loss.

COMMITMENTS

Material Advisors LLC
On December 30, 2008, the Company entered into a Management Agreement with Material Advisors LLC, a management services company (“Manager”). The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one-year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement Manager will perform or engage others, including Andre Zeitoun, a principal of Manager, Chris Carney and Eric Basroon (“Management Personnel”), to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer.  Pursuant to the Management Agreement, Andre Zeitoun will serve as Company’s Chief Executive Officer and will be appointed as a member of the Company’s Board of Directors.

The services provided by Manager will include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters.  Manager will be paid an annual fee of $1,000,000 per year, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the management personnel, including Mr. Zeitoun and the management personnel will not be entitled to any direct compensation or benefits from the Company (including, in the case of Mr. Zeitoun, for service on the Board).  The Company will grant Manager non-qualified stock options to purchase, for $0.70 per share (the “$0.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).

Under certain very specific instances related to a going private transaction, the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”) accompanied by a tandem stock appreciation right (the “SAR”).  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During their terms, the Going Private Option and the SAR will be fully exercisable. If Company declares a dividend or distribution at any time while the $0.70 option is unvested, Manager will be entitled to receive an amount equal to the dividend or distribution that would be paid on the shares underlying the $0.70 Option, payable in the same form as such dividend or distribution on the same vesting schedule as the $0.70 Option.  Manager will have the right to participate in a going private transaction for up to 20% of the equity on terms and conditions, which are as favorable to Manager as the terms and conditions available to any other person who invests in the going private entity.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
 (An Exploration Stage Company)
Condensed Notes to the Consolidated Financial Statements
September 30, 2009 and 2008

NOTE 10 – SUBSEQUENT EVENTS

On October 26, 2009, the Company entered into an agreement to sell to accredited investors $2,000,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes’) at a conversion price of $1.00 per (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing December 15, 2009.  See Note 6.

On October 27, 2009, the shareholders of the Company voted at the Company’s 2009 Annual Meeting of Shareholders to elect John Levy, David A. Taft, Morris D. Weiss, Andre Zeitoun, and Evan D. Stone as directors for a one-year term.

On October 27, 2009, the requisite majority of shareholders of the Company voted at the Company’s Annual Meeting of Shareholders to (1) reincorporate the Company in the State of Delaware and (2) amend the Company’s Certificate of Incorporation to:

•	change the name of the Company from “Atlas Mining Company” to “Applied Minerals, Inc.”

•	increase the authorized number of shares of common stock from 60,000,000 to 120,000,000.

•	provide that the Board of Directors may determine the terms of and authorize issuance of preferred stock (up to 10,000,000 shares authorized by the Certificate of Incorporation).

•	provide that the number of directors may be fixed from time to time by resolution of the Board of Directors pursuant to a resolution.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Atlas Mining Company:

We have audited the accompanying consolidated balance sheets of Atlas Mining Company  (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Mining Company at December 31, 2008 and 2007, and the results of its operations, stockholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has an accumulated deficit from operations and a net deficiency in working capital that raises doubts about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 4 to the consolidated financial statements, the accompanying 2007 financial statements have been restated to show the comparable financial categorization reflecting operations discontinued in 2008.

PMB Helin Donovan, LLP

Spokane, Washington

July 23, 2009

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
		Restated

Current Assets
Cash and cash equivalents	$903,001	$1,210,621
Accounts receivable	44	- 0 -
Accounts receivable – related party	- 0 -	1,618
Investments – available for sale	5,426	4,886
Deposits and prepaids	282,306	331,625

Total Current Assets	1,190,776	1,548,750

Property and Equipment
Land and tunnels	523,729	523,729
Land improvements	91,835	91,835
Buildings	445,197	445,197
Mining equipment	389,492	855,863
Milling equipment	99,855	181,080
Laboratory equipment	75,968	75,968
Office furniture and equipment	37,962	37,962
Vehicles	65,763	140,124
Less: Accumulated depreciation	(287,040)	(320,853)

Total Property and Equipment	1,442,761	2,030,905

Other Assets
Assets from discontinued operations
being held for sale	1,872,577	2,691,988

Total Other Assets	1,872,577	2,691,988

TOTAL ASSETS	$4,506,114	$6,271,643

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
		Restated

Current Liabilities
Accounts payable and accrued liabilities	$741,885	$595,552
Stock awards payable	52,500	280,000
Current portion of notes payable	115,836	84,887
Current portion of leases payable	41,004	35,842

Total Current Liabilities	951,225	996,281

Long-Term Liabilities
Long-term portion of leases payable	118,765	159,484

Total Long-Term Liabilities	118,765	159,484

Other Liabilities
Convertible debt (PIK Notes)	1,000,000	- 0 -
Liabilities from discontinued operations	239,128	546,459

Total Other Liabilities	1,239,128	546,459

TOTAL LIABILITIES	2,309,118	1,702,224

Commitments and Contingencies	- 0 -	- 0 -

Minority Interest	52,415	52,415

Stockholders’ Equity
Preferred stock, $1.00 par value, 10,000,000
shares authorized, noncumulative, nonvoting,
nonconvertible, none issued or outstanding	- 0 -	- 0 -
Common stock, no par value, 60,000,000
shares authorized, 59,215,628 and
54,173,594 shares issued and outstanding
at December 31, 2008 and 2007, respectively	22,155,543	19,108,111
Accumulated deficit	(20,009,496)	(14,589,101)
Accumulated other comprehensive loss	(1,466)	(2,006)

Total Stockholders’ Equity	2,144,581	4,517,004

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$4,506,114	$6,271,643

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Statements of Operations and Comprehensive Loss

	For the year ended
	December 31,
	2008		2007
			Restated

REVENUES	$	- 0 -	$ - 0 -

COST OF SALES		- 0 -	- 0 -

Gross Profit		- 0 -	- 0 -

OPERATING (INCOME) EXPENSES:
Exploration costs		1,356,659	2,396,792
General & administrative		3,118,588	2,892,004
Disposition of land and equipment		232,392	(115,497)
Loss on abandonment of equipment		- 0 -	44,406
Total Operating Expenses		4,707,639	5,217,705

Net Operating Loss		(4,707,639)	(5,217,705)

OTHER INCOME (EXPENSE):
Interest income		25,977	56,873
Interest expense		(85)	(20,744)
Gain on revaluation of stock awards		227,500	646,000
Realized loss on securities available for sale		- 0 -	(414)
Special investigation fees and expenses		(1,479,279)	- 0 -
Other income (expense)		(1,056)	15,000
Bad debt		(281,163)	(179,145)
Total Other Income (Expenses)		(1,508,106)	517,570

Loss before income taxes		(6,215,745)	(4,700,135)
Provision (benefit) for income taxes		- 0 -	- 0 -
Minority interest in loss		- 0 -	- 0 -

Net Loss Before Discontinued Operations		(6,215,745)	(4,700,135)

Net income from discontinued operations		795,350	3,018,419

Net Loss After Discontinued Operations		$(5,420,395)	$(1,681,716)

Per Share Information (Basic and Diluted):
Net loss per share before income taxes		$(0.11)	$(0.09)
Provision (benefit) for income taxes, per share		(- 0 -)	(- 0 -)
Minority interest, per share		(- 0 -)	(- 0 -)
Net loss per share before discontinued operations		(0.11)	(0.09)
Income per share from discontinued operations		0.01	(0.06)
Net Loss Per Share After Discontinued Operations		$(0.10)	$(0.03)
Weighted Average Shares Outstanding		56,340,783	53,504,206
The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Statements of Operations and Comprehensive Loss

	For the year ended
	December 31,
	2008	2007
		Restated

Net Loss	$(5,420,395)	$(1,681,716)

Comprehensive Gain:
Change in Market Value of Investments	540	2,792

Net Comprehensive Loss	$(5,419,855)	$(1,678,924)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2008 and 2007
							Accumulated
							Other	Total
						Accumu-	Comprehensive	Stock-
	Preferred Stock			Common Stock		lated	Income	holders'
	Shares	Amount		Shares	Amount	Deficit	(Loss)	Equity
Beginning Balance,
January 1, 2007	- 0 -	$	- 0 -	51,278,334	$16,087,361	$(12,907,385)	$(4,798)	$3,175,178

Shares issued for redemption of warrants between $0.25 and $0.50 for cash and bonus	- 0 -		- 0 -	323,430	150,858	- 0 -	- 0 -	150,858

Shares issued for cash at $1.35	- 0 -		- 0 -	1,481,482	2,000,001	- 0 -	- 0 -	2,000,001

Shares issued for settlement of debt	- 0 -		- 0 -	4,592	8,633	- 0 -	- 0 -	8,633

Shares issued in conversion of minority interest shares	- 0 -		- 0 -	1,000	- 0 -	- 0 -	- 0 -	- 0 -

Shares issued for options exercised at $0.18 for cash and compensation	- 0 -		- 0 -	833,330	149,999	- 0 -	- 0 -	149,999

Shares issued in cashless exercise of options for compensation	- 0 -		- 0 -	251,426	45,257	- 0 -	- 0 -	45,257

Net change in unrealized gain (loss) on available for sale securities	- 0 -		- 0 -	- 0 -	- 0 -	- 0 -	2,792	2,792

Employee stock-based
compensation	- 0 -		- 0 -	- 0 -	666,002	- 0 -	- 0 -	666,002

Net loss	- 0 -		- 0 -	- 0 -	- 0 -	(1,681,716)	- 0 -	(1,681,716)

Balance, December 31, 2007	- 0 -		- 0 -	54,173,594	19,108,111	(14,589,101)	(2,006)	4,517,004

Shares issued for cash between
$0.50 and $0.60	- 0 -		- 0 -	4,833,333	2,500,000	- 0 -	- 0 -	2,500,000

Shares issued for directors fees
between $0.49 and $0.71	- 0 -		- 0 -	208,701	120,000	- 0 -	- 0 -	120,000

Employee stock based
compensation	- 0 -		- 0 -	- 0 -	427,432	- 0 -	- 0 -	427,432

Net change in unrealized gain (loss) on available for sale securities	- 0 -		- 0 -	- 0 -	- 0 -	- 0 -	540	540

Net loss	- 0 -		- 0 -	- 0 -	- 0 -	(5,420,395)	- 0 -	(5,420,395)

Balance, December 31, 2008	- 0 -	$	- 0 -	59,215,628	$22,155,543	$(20,009,496)	$(1,466)	$2,144,581

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Statements of Cash Flows
	For the year ended
	December 31,
	2008	2007
		Restated
Cash flows from operating activities:
Net loss	$(5,420,395)	$(1,681,716)
Adjustments to reconcile net loss to
net cash used in operations:
Depreciation	435,622	376,228
Non-cash exercise of warrants for bonus	- 0 -	35,000
Non-cash exercise of options for compensation	- 0 -	45,257
Stock issued for directors services	120,000	- 0 -
Employee stock-based compensation	427,432	666,002
Other non-cash compensation expense	- 0 -	926,000
Gain on revaluation of stock awards	(227,500)	(646,000)
Realized loss on securities available for sale	- 0 -	414
(Gain) loss on disposition of equipment	232,392	(115,497)
Loss on abandonment of equipment	- 0 -	44,406
Change in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(44)	876,355
Accounts receivable – related party	1,618	- 0 -
Mining supplies	- 0 -	2,000
Deposits and prepaids	49,319	(162,002)
Advances	- 0 -	618
Increase (Decrease) in:
Accounts payable and accrued expenses	146,333	108,579
Stock award payable	- 0 -	280,000
Net cash provided (used) by discontinued operations	538,387	(800,181)
Net cash used in operating activities	(3,696,836)	(44,537)

Cash flows from investing activities:
Purchases of land and land improvements	- 0 -	(28,048)
Purchases of equipment	- 0 -	(1,158,958)
Disposal of land and equipment	- 0 -	195,202
Net cash provided by discontinued operations	98,423	- 0 -
Net cash provided by used in investing activities	98,423	(991,804)

Cash flows from financing activities:
Payments on notes payable	(131,040)	(118,516)
Payments on leases payable	(35,555)	(14,652)
Proceeds from notes payable	161,989	125,948
Proceeds from PIK notes payable	1,000,000	- 0 -
Proceeds from issuance of common stock	2,500,000	2,265,859
Net cash used by discontinued operations	(204,601)	(228,779)
Net cash provided by financing activities	3,290,793	2,029,860

Net increase (decrease) in cash	(307,620)	993,519

Cash and cash equivalents at beginning of period	1,210,621	217,102

Cash and cash equivalents at end of period	$903,001	$1,210,621

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Consolidated Statements of Cash Flows
(continued)
	For the year ended
	December 31,
	2008		2007
			Restated

Cash Paid For:
Interest		$63,743	$20,744
Income Taxes	$	- 0 -	$ - 0 -

Supplemental Disclosure of Non-Cash
Investing and Financing Activities:
Equipment financed though leasing	$	- 0 -	$468,219
Shares issued for settlement of debt	$	- 0 -	$8,633

The accompanying notes are an integral part of these consolidated financial statements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Atlas Mining Company, (“the Company”) was incorporated in the state of Idaho on March 4, 1924.  The Company was formed for the purpose of exploring and developing the Atlas Mine, a consolidation of several patented mining claims located in the Coeur d’Alene Mining District near Mullan, Idaho.  The Company eventually became inactive as a result of low silver prices.  In September 1997, the Company became active again.  During the years ended December 31, 2008 and 2007, the Company provided shaft sinking, underground mine development and mine labor primarily to companies in the mining and civil engineering industries. Historically, the Company’s contract mining operation has been its sole source of revenue and income.

In 1998 and 1999, the Company exchanged 71,238 shares of its common stock for 53% of the outstanding shares of Park Copper and Gold Mining, Ltd. (“Park Copper”), an Idaho corporation Park Copper holds mining claims in northern Idaho.

In July 2001, the Company began leasing the Dragon Mine from Conjecture Silver Mines, Inc. of Spokane, Washington.  The Company issued 100,000 shares of stock for each year of the lease for the years 2002 – 2005 and exercised the right to purchase the mine on August 18, 2005 for $500,000 in cash.  The property consists of 38 patented mining claims on approximately 230 acres.

NanoClay and Technologies, Inc. is a wholly owned subsidiary dedicated to the marketing of the Dragon Mine’s clay resource for use in, but not limited to, specialty ceramic, controlled release and polymer applications.

The Company operated a contract mining business under the trade name Atlas Fausett Contracting (“AFC”).  AFC was engaged in exploration and mine development as well as preparatory work such as site evaluation, feasibility studies, trouble-shooting and consultation.  AFC's projects include all types of underground mine development, rehabilitation and diamond drilling.  On December 31, 2008, the Company discontinued its contract mining efforts due to economic conditions and the desire to concentrate efforts on commercializing the halloysite clay deposit at the Dragon Mine.  There are no plans to resume the contract mining business.

In October 2007, management announced its intention to cease development activities at the mine until both a resource survey and an appropriate system to processing system could be obtained.  During 2008, the Company hired a geological consulting firm it believes is capable of conducting the necessary resource survey and identifying an appropriate processing system.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. At December 31, 2008 and 2007, the Company had accumulated deficits of $20,009,496 and $14,589,101, respectively, in addition to limited cash and unprofitable operations. For the year ended December 31, 2008 and 2007, the Company sustained net losses before discontinued operations of $6,215,745 and $4,700,135. These factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain financing and to generate revenue and cash flow to meet its obligations on a timely basis and management's ability to raise equity financing as required. If successful, this will mitigate these factors that raise substantial doubt about the Company's ability to continue as a going concern.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable
Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories.  As of December 31, 2008 and 2007, no allowance for doubtful accounts was considered necessary.  Trade receivables are written off when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when received.

Available for Sale Investments
In accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” the shares are evaluated quarterly using the specific identification method. Any unrealized holding gains or losses are reported as Other Comprehensive Income and as a separate component of stockholder's equity.  Realized gains and losses are included in earnings.

Cash and Cash Equivalents
The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Compensated Absences
Certain employees of the Company at the management level are paid vacation pay.  At the years ended December 31, 2008 and 2007, the Company accrued compensated absences of $7,500 for both years.  The balance of unpaid, accrued compensation absences at December 31, 2008 and 2007 were $15,000 and $15,000, respectively.

Concentration of Credit Risk
The Company, at times, maintains cash balances in excess of the federally insured limit of $250,000 and $100,000 per institution in 2008 and 2007, respectively.  In December 2008, the Company's bank entered into the FDIC Temporary Liquidity Guarantee Program, which eliminated the ceiling on federally insured deposits.  The Company had $653,001 and $1,110,621 of uninsured balances as of December 31, 2008 or 2007.

The Company had unsecured investment, available for sale, with a fair value of $5,426 and $4,886 at December 31, 2008 and December 31, 2007 respectively.

Accounts receivable are typically unsecured.  The Company performs ongoing credit evaluations of its customers’ financial condition.  It generally requires no collateral and maintains reserves for potential credit losses on customer accounts, when necessary.  As of December 31, 2008, 50% accounts receivable were attributable to one customer.  As of December 31, 2007, 62% of accounts receivable were attributable to two customers.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the years ended December 31, 2008 and 2007, the Company received 81% and 79%, respectively, of contract service revenue from two of its major customers noted as follows:

	% of	% of
2008 Customers	Revenues	Receivables
Customer A	35%	50%
Customer B	46%	0%

	% of	% of
2007 Customers	Revenues	Receivables
Customer A	38%	6%
Customer B	41%	56%

Earnings (Loss) Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” earnings per share. The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.  The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding under the treasury method and the average market price per share during the year. Common stock equivalents at December 31, 2008 consisted of 625,000 in options.  Common stock equivalents at December 31, 2007 consisted of 2,688,577 in options.  Common stock equivalents at December 31, 2008 and 2007 were considered but were not included in the computation of loss per share at December 31, 2008 and 2007 because they would have been anti-dilutive.

	Net Loss	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

For the year ended December 31, 2008:
Basic EPS
Net loss to common shareholders	$(5,420,395)	56,340,783	$(0.10)

For the year ended December 31, 2007:
Basic EPS
Net loss to common shareholders	$(1,681,716)	53,504,206	$(0.03)

At December 31, 2008, the Company did not have sufficient authorized unissued common stock available for conversion of all common stock equivalents.

Fair Value of Financial Instruments
The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles.  SFAS No. 157, “Fair Value Measurements,” requires certain disclosures regarding the fair value of financial instruments.  For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” (SFAS 157), which is effective for fiscal years beginning after November 15, 2008, and for interim periods within those years.  This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements.  The statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability based upon an exit price model.

SFAS No. 157 prescribes a fair value hierarchy in order to increase consistency and comparability in fair value measurements and related disclosures.  The hierarchy is broken down into three levels based on the reliability of inputs as follows:

•
Level 1 – Valuations based on quoted prices in active markets for identical assets.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•
Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly.  Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Fair Value Measurements

In accordance with SFAS 157, the following table represents the Company’s fair value hierarchy for its short-term investments measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2		Level 3		Total

Investment security, available for sale	$5,426	$	- 0 -	$	- 0 -	$5,426

Total	$5,426	$	- 0 -	$	- 0 -	$5,426

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

At December 31, 2008 and 2007, the Company had the following available-for-sale securities that were in an unrealized loss position but were not deemed to be other-than-temporarily impaired, adjusted in connection with the Company’s provision for income taxes.

	Years Ended December 31,
	2008	2007
Unrealized Losses
Gross accumulated unrealized losses	$(1,466)	$(2,006)
Adjustment from deferred tax assets	- 0 -	- 0 -
Net accumulated unrealized gains (losses)	$(1,466)	$(2,006)

Impairment of Assets
In August 2001, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” established a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations.  SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.  At December 31, 2008 and 2007, no impairments were recognized.

Mining Exploration and Development Costs
Land and mining property acquisitions are carried at cost.  The Company expenses prospecting and mining exploration costs.  At the point when a property is determined to have proven and probable reserves, subsequent development costs are capitalized as capitalized development costs. Capitalized development costs will include acquisition costs and property development costs.  When these properties are developed and operations commence, capitalized costs will be charged to operations using the units-of-production method over proven and probable reserves.  Upon abandonment or sale of a mineral property, all capitalized costs relating to the specific property are written off in the period abandoned or sold and a gain or loss is recognized.

At December 31, 2008 and 2007, all costs associated with the Company's mines have been expensed.

Mining Supplies
Mining supplies, consisting primarily of bits, steel, and other mining related equipment, are recorded as mining supplies and charged to cost of goods sold when used.  In addition, equipment repair parts and maintenance items are also included at cost.  The amounts held in mining supplies at December 31, 2008 and 2007 have been reclassified to discontinued operations.

Minority Interest
Minority interest represents the 47% minority share interest in Park Copper and Gold, held by several shareholders.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, one wholly owned subsidiary, and a majority owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment
Property and equipment are carried at cost. Depreciation and amortization is computed on the straight-line method over the estimated useful lives of the assets as follows:

Estimated
Useful Life
Building	30 years
Mining equipment	2 – 7 years
Office and shop furniture and equipment	5 – 7 years
Vehicles	5 years

Depreciation expense for the years ended December 31, 2008 and 2007 totaled $435,622 and $376,228, respectively.

Provision for Income Taxes
Income taxes are calculated based upon the liability method of accounting in accordance with the SFAS No. 109, “Accounting for Income Taxes.”  In accordance with SFAS No. 109, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow for recognition of such an asset.

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.”  The Interpretation requires that realization of an uncertain income tax position must be estimated as “more likely than not” (i.e., greater than 50% likelihood of receiving a benefit) before it can be recognized in the financial statements.  Further, the Interpretation requires the recognition of tax benefits recorded in the financial statements to be based on the amount most likely to be realized assuming a review by tax authorities having all relevant information.  The Interpretation also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits.  The Company adopted the Interpretation in the first quarter 2007.  The Company had minimal impact from adoption of this Interpretation.

Reclassifications
Certain amounts in the 2007 financial statements have been reclassified to conform to the 2008 discontinued operations presentation.  These reclassifications had no effect on previously reported results of accumulated deficit.

Revenue Recognition
The Company recognizes revenue in the period that the related services are performed and collectability is reasonably assured.  For the years ended December 31, 2008 and 2007, the Company derived substantially all of its revenues from leasing equipment and employees for mine development, site evaluation, and preparatory work. Services contracts generally took the form of fixed-price contracts.  Under fixed-price contracts,   revenue is
recognized as services are performed; with performance generally assessed using output measures, such as feet excavated.  Changes in the scope of work generally result in a renegotiation of contract pricing terms or a contract amendment.  Renegotiated amounts are not included in net revenues until earned and realization is assured.  Historically, costs are expensed as incurred.  All out-of-pocket costs are included in expenses.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue for mined halloysite clay, if any, will be recognized upon shipment and customer acceptance once a contract with a fixed and determinable fee has been established and collection is reasonably assured or the resulting receivable is deemed probable.

Stock Options and Warrants
The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 7. Prior to January 1, 2006, the Company applied APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for awards made under the Company’s stock-based compensation plans.  Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

During the periods presented in the accompanying financial statements, the Company has adopted the provisions of SFAS No. 123(R) using the modified-prospective transition method and the disclosures that follow are based on applying SFAS No. 123(R).  Under this transition method, compensation expense recognized during the year ended December 31, 2007 included:  (a) compensation expense for all share-based awards granted prior to, but not yet vested as of January 1, 2007, and (b) compensation expense for all share-based awards granted on or after January 1, 2007.  Accordingly, compensation expense of $427,432 and $666,002 has been recognized for vesting of options to employees and directors in the accompanying statements of operations for the period ended December 31, 2008 and 2007, respectively.

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Tax Collected from Customers
Emerging Issues Task Force Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” allows the Company’s management to determine whether sales tax or other excise taxes applied to specific types of transactions or items will be presented on a gross basis (included in revenue) or net basis (excluded from revenues).  During the years ended December 31, 2008 and 2007, the Company’s revenues were from Contract Mining through labor only contracts.  Taxing authorities in the jurisdictions where these services were performed either did not require collection of sales tax or equivalent excise taxes, or provided the Company’s customers sales tax exemptions status as the primary business conducted was mining.  Therefore, at the years ended December 31, 2008 and 2007, no sales tax or other equivalent excise taxes were collected or remitted to taxing authorities.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  In these financial statements assets and liabilities involve extensive reliance on management’s estimates.  Actual results could differ from those estimates.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements
In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” This FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”. This FSP amends FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 are effective for interim and annual reporting periods ending after June 15, 2009. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. This FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments in the financial statements. The most significant change the FSP brings is a revision to the amount of other-than-temporary loss of a debt security recorded in earnings. FSP FAS 115-2 and FAS 124-2 are effective for interim and annual reporting periods ending after June 15, 2009. The Company does not believe that the implementation of this standard will have a material impact on its financial statements.

In November of 2008, the SEC released a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (“IASB”). Under the proposed roadmap, the Company may be required in fiscal 2015 to prepare financial statements in accordance with IFRS. However, the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS. The Company is currently assessing the impact that this potential change would have on its consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)
In March 2009, FASB unanimously voted for the FASB “Accounting Standards Codification” (the “Codification”) to be effective beginning on July 1, 2009. Other than resolving certain minor inconsistencies in current United States Generally Accepted Accounting Principles (“GAAP”), the Codification is not supposed to change GAAP, but is intended to make it easier to find and research GAAP applicable to particular transactions or specific accounting issues. The Codification is a new structure that takes accounting pronouncements and organizes them by approximately ninety accounting topics. Once approved, the Codification will be the single source of authoritative U.S. GAAP. All guidance included in the Codification will be considered authoritative at that time, even guidance that comes from what is currently deemed to be a non-authoritative section of a standard. Once the Codification becomes effective, all non-grandfathered, non-SEC accounting literature not included in the Codification will become non-authoritative.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF"), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by us to have a material impact on our present or future financial statements.

On December 31, 2008, the Company adopted FSP No. FAS 133-1 and FIN No. 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FAS No. 133 and FIN No. 45; and Clarification of the Effective Date of FAS No. 161.” The adoption of this standard did not have an impact on the consolidated financial statements.

On December 31, 2008, the Company adopted FSP No. FAS 140-4 and FIN No. 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and FIN No. 46 (revised December 2003) to require enhanced disclosures by public entities in understanding the extent of a transferor’s continuing involvement with transferred financial assets and an enterprise’s involvement with VIEs. The adoption of this standard did not have a material impact on the consolidated financial statements. Refer to Financial Note 9, “Financing Activities” for further discussion regarding the accounts receivable sales facility.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” SFAS No. 141(R) amends SFAS No. 141 and provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any non-controlling interest in the acquiree. It also provides disclosure requirements to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Company is currently evaluating the impact of this standard on the Company’s consolidated financial statements that will become effective on December 31, 2009.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company is currently evaluating the impact of this standard on the Company’s consolidated financial statements that will become effective for the Company on December 31, 2009.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)
In June 2008, the FASB issued FSP No. Emerging Issue Task Force (“EITF”) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” FSP No. EITF 03-6-1 concluded that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of basic earnings per share pursuant to the two-class method. This FSP becomes effective on December 31, 2009. Early adoption of the FSP is not permitted; however, it will apply retrospectively to the Company’s earnings per share as previously reported. The Company does not currently anticipate that this FSP will have a material impact upon adoption.

NOTE 4 – DISCONTINUED OPERATIONS

At December 31, 2008, the Company permanently discontinued its contract mining operations.  There are no plans to resume the contract mining business.

Under SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets,” the Company has identified assets attributed to the discontinued operation that are being held for sale or have been identified as part of the discontinued operation and have been identified as such.  Assets at December 31, 2008 and 2007 attributed to the discontinued operation are as follows:

	December 31,
	2008	2007
Accounts receivable	$336,237	$911,710
Mining supplies	40,544	40,544
Property and equipment	1,495,796	1,739,734
Total assets from discontinued operations	$1,872,577	$2,691,988

On April 15, 2009, the Company entered into an agreement for appointment of agent for the sale of assets with AAMCOR LLC (“the Agreement”).  Under the Agreement, the Company agreed to (i) sell certain of the equipment of its discontinued contract mining business to AAMCOR for $300,000 in cash plus a potential share in proceeds of resale of such items, and (ii) appointed AAMCOR exclusive agent to sell certain other non-core equipment deemed unnecessary for development of the Company’s Dragon Mine property.

Liabilities at December 31, 2008 and 2007 attributed to the discontinued are as follows:

	December 31,
	2008	2007
Accounts Payable and Accrued Liabilities	$105,468	$208,200
Leases Payable	133,660	338,259
Total assets from discontinued operations	$239,128	$546,459

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 4 – DISCONTINUED OPERATIONS (CONTINUED)

Income after discontinued operations for the years ended December 31, 2008 and 2007 was calculated as follows:

	Year ended December 31,
	2008	2007
Income from discontinued operations	$795,350	$3,018,419
Income tax liability	- 0 -	- 0 -
Net income from discontinued operations	$795,350	$3,018,419

The Company does not believe there is an effect of income taxes on discontinued operations.  Due to ongoing operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382 a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.  See Note 9.

NOTE 5 – STOCK AWARD PAYABLE

On July 9, 2007, Robert Dumont was awarded common stock as part of his employment agreement with the Company.  Per the terms of his employment agreement, Mr. Dumont was to receive a total of 500,000 shares of the Company’s common stock, subject to certain conditions.  The shares were to be issued on the anniversary date of his employment agreement, in various increments.  Per the employment agreement, the first 250,000 shares of common stock vested upon signing of the agreement on July 9, 2007.  At that time, the Company recorded a liability of $685,000 in stock awards payable.  On November 28, 2007, Mr. Dumont resigned from his position as CEO and as a member of the board of directors.  Upon his resignation, the remaining, unvested stock award of 250,000 shares was forfeited.  The 250,000 shares that had vested remain on the Company’s balance sheet as a stock award payable.

On August 8, 2007, John Gaensbauer, the then Executive Vice President of Business Development of the Company, was awarded common stock as part of his employment agreement with the Company.  Per the terms of his employment agreement, Mr. Gaensbauer was to receive a total of 250,000 shares of the Company’s common stock, subject to certain conditions.  The shares were to be issued on the anniversary date of his employment agreement, in various increments.  Per the employment agreement, the first 100,000 shares of common stock vested upon signing of the agreement on August 8, 2007.  At that time, the Company recorded a liability of $241,000 in stock awards payable.  On November 28, 2007, Mr. Gaensbauer resigned from his position as CEO and as a member of the board of directors.  Upon his resignation, the remaining, unvested stock award of 150,000 shares was forfeited.  The 100,000 shares that had vested remain on the Company’s balance sheet as a stock award payable.

Under the requirements of SFAS 123R, the Company reviews the value of the stock award and will adjust the carrying value to market based on the closing price of the Company’s common stock on the last day of the quarter.  Any adjustment made to the carrying value of the stock award is recorded as a gain or loss on revaluation of stock awards.  For the years ended December 31, 2008 and 2007, the Company realized a gain on the revaluation of stock awards totaling $227,500 and $646,000, respectively.  At December 31, 2008 and 2007, the total stock award payable to Messrs. Dumont and Gaensbauer was $52,500 and $280,000, respectively.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 6 - NOTES AND LEASES PAYABLE

NOTES

Notes payable are detailed in the following schedules as of December 31, 2008 and 2007:

	December 31,		December 31,
	2008		2007

Note payable to an insurance company due in monthly installments of $2,875, including interest at 5.75%. The note matures in April 2008	$	- 0 -	$8,474

Note payable to a company due in monthly installments of $1,605, including interest at 17.10%. The note matures in April 2009 and is collateralized by equipment.		- 0 -	27,691

Note payable to two insurance companies due in monthly installments, including interest at 8.60%. The notes mature in July and May 2009 and 2008.		115,836	84,887

Total Notes Payable		115,836	121,052
Less: Current Portion		(115,836)	(111,571)

Total Long-Term Liabilities	$	- 0 -	$9,481

Future minimum principal payments on notes payable are as follows:

2009	$115,836
Total	$115,836

At December 31, 2008, $38,165 of the December 31, 2007 notes payable balances have been reclassified to discontinued operations.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 6 – NOTES AND LEASES PAYABLE (CONTINUED)

CAPITIAL LEASES
The Company is a lessee of certain equipment under capital leases that expire on various dates through March 2012. Terms of the leases call for monthly payments ranging from $1,632 to $3,518 at implicit interest rate of 9.34% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

The following is a schedule by years of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2008:

2009	$61,800
2010	61,800
2011	61,800
2012	11,591
Total Minimum Lease Payments	186,551
Less: Amount Representing Interest	(26,782)
Present Value of Net Minimum Lease Payments	159,769
Current Net Minimum Lease Payments	(41,004)
Long-Term Net Minimum Lease Payments	$118,765

The following is an analysis of the leased property under capital leases by major classes:

	December 31,
Classes of Property	2008		2007

Mining Equipment	$	- 0 -	$651,161
Vehicles		- 0 -	78,373
Other		286,088	286,088
Less: Accumulated Depreciation		(78,333)	(164,114)
Total assets under capital lease		$207,755	$851,508

At December 31, 2008, $302,094 of the December 31, 2007 capital lease balances have been reclassified to discontinued operations and $729,534 of leased property has been reclassified to discontinued operations.

OPERATING LEASES

The Company had rental expense under operating leases of $27,000 and $9,900 at December 31, 2008 and 2007, respectively.  At the end of September 2007, the Company entered into a rental lease agreement for its office space with its then CEO at a rate of $3,300 per month.  The lease was month to month and was terminable by either party with thirty days written notice.  The Company terminated the lease the beginning of December 2007.

At the end of December 2007, the Company entered into a rental lease agreement for its office space with an unrelated third party.  The lease was a one-year, non-terminable lease through the end of 2008 with an option to purchase the property.  The monthly rent during the first year was $2,250 per month.  In December 2008, the lease was not renewed nor was the property purchased.  The Company relocated its offices under a month-to-month rental agreement at $550 per month.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 7 – RELATED PARTIES

The Company is a related party to Clearwater Mines, Inc. (“Clearwater”), an entity with common officers (William Jacobson) and directors (William Jacobson).  During the year ended December 31, 2006, the Company paid $3,188 to Clearwater as a stock assessment to retain ownership in Clearwater common stock.  At December 31, 2007, Clearwater owed the Company $1,618 for services provided by the Company’s staff for the Clearwater common stock assessment.

In January 2007, the Company received 502,090 shares of common stock in Clearwater for payment of a loan.  The original loan amount of $50,000 was fully reserved as bad debt at the year ended December 31, 2005 as management deemed the debt to be permanently uncollectible.  The shares received as payment –had no identifiable market value and are held by the Company at a zero basis.

On March 19, 2007, the Company extended a short-term loan for $20,000 to KAT Exploration, a related party with common ownership interest through its former CEO, William Jacobson.  The loan does not have a defined payment schedule, interest rate, termination date and is uncollateralized.  The Company believes that the probability of collecting the principal value of the note is remote and has written off the amount as bad debt expense at December 31, 2007.

In September 2007, the Company entered into a rental lease for its office space with its then CEO, Robert Dumont. See Note 5.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock
The Company is authorized to issue 10,000,000 shares of noncumulative, non-voting, nonconvertible preferred stock, $1.00 par value per share.  At the years ended December 31, 2008 and 2007, no shares of preferred stock were outstanding.

Common Stock
The Company is authorized to issue 60,000,000 shares of common stock, no par value per share.  At the years ended December 31, 2008 and 2007, 59,215,628 and 54,173,594 shares were issued and outstanding, respectively. At December 31, 2008, the Company did not have sufficient authorized unissued common stock available for conversion of all common stock equivalents.

2007
During the year ended December 31, 2007, 273,430 warrants held by several unaffiliated individuals were exercised for shares of restricted common stock at prices ranging between $0.25 and $0.70 per share for a total of $135,858 in cash.

During the year ended December 31, 2007, the Company purchased a warrant for 50,000 shares of its common stock from a shareholder for $20,000.  This warrant was subsequently granted to and exercised in a cashless exercise by Mr. Price, a Company employee.  This warrant was granted to Mr. Price to satisfy a bonus of $35,000 due to him by the Company.

IBS Capital LLC exchanged a stock subscription agreement for 1,481,482 shares of restricted stock at a price of $1.35 per share for a total of $2,000,001 in cash.

During the year ended December 31, 2007, the Company issued a total of 4,592 shares of stock for $8,633 settlement of debt. In addition, the Company exchanged 1,000 shares of its common stock for a minority interest shareholder’s shares of common stock in Park Copper and Gold.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 8 – STOCKHOLDERS’ EQUITY

During the year ended December 31, 2007, the Company’s former CEO, William Jacobson exercised 833,330 options for shares of common stock for $149,999 in cash ($0.18 per share). These options were originally granted October 1, 2004.

The Company issued 251,426 shares of restricted common stock at $0.18 per share for a non-cash exercise of options for $45,257 in accrued compensation.

2008
During the year ended December 31, 2008, IBS Capital LLC exchanged stock subscription agreements for 4,283,333 shares of restricted, common stock at a price range between $0.50 and $0.60 per share for a total of $2,200,000 in cash.  Additional exchanges of stock subscription agreements for 550,000 shares of restricted, common stock at a price range between $0.50 and $0.60 per share, for a total of $300,000 in cash, also occurred.

During the year ended December 31, 2008, the Company issued a total of 208,701 shares of restricted, common stock to directors as payment of director fees.  The value of such shares was recorded at $120,000.

NOTE 9 - OPTIONS TO PURCHASE COMMON STOCK

2002 Consultant Plan
On August 27, 2002, the Company adopted a ten-year stock option plan (“2002 Consultant Plan”) authorizing granting non-employee/non-director consultants, who provide bona fide consulting services, options to purchase common stock.

In August 2002, originally under the 2002 Consultant Plan, the Company filed a form S-8 authorizing 5,000,000 shares.  During 2003 and 2004, the Company amended Form S-8 authorizing an additional 8,000,000 and 5,000,000 shares, respectively.

The term of each option granted is determined by the committee and cannot be for more than five years from the date the option is granted.  The option price per share with each option granted is defined as 85% of market value.  At December 31, 2008 and 2007, all options were immediately exercised upon grant.

During the years 2002 through 2005, the Company issued S-8 shares to individuals who were not eligible to receive S-8 shares pursuant to the rules of the 2002 Consultant Plan.  The Company issued 14,635,370 S-8 shares for $3,467,226 in violation of the rules of the plan.  During the years ended December 31, 2002 through 2005, 1,941,277 shares were issued from the plan for $481,432 which were not in violation of the plan.  As of December 31, 2008 and 2007, the Company had issued a total of 16,646,647 S-8 shares under the 2002 Consultant Plan.  At December 31, 2008 and 2007, 1,353,353 shares remained under the plan.

Non-qualified Stock Option Plan
In November 1998, the Company adopted a Non-qualified Stock Option Plan authorizing the granting to officers, directors, and employees options to purchase common stock.  The plan became effective January 13, 1997 and expired 10 years after such date.  Options were to be granted by the Administrative Committee, which was to be elected by the Board of Directors.  The number of options granted under this plan and any other plans active was not exceed 10% of the currently issued and outstanding shares of the Company’s common stock and no individual may be granted options that exceed 5% of the currently issued and outstanding shares of the Company.  The term of each option granted was to be determined by the Committee and could not be for more than five years from the date the option was granted.  The Administrative Committee was to set the exercise price of the option on the date of grant.  At December 31, 2008, the plan was expired.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 9 - OPTIONS TO PURCHASE COMMON STOCK (CONTINUED)

Incentive Stock Option Plan
In November 1998, the Company adopted an Incentive Stock Option Plan. The plan expired 10 years from the date of adoption.  The stock option plan permitted the Company to grant to key employees options to purchase shares of stock in the Company at the direction of the Committee. The options granted under this plan and any other active plans were not to exceed 10% of the currently issued and outstanding shares of the common stock and no individual was to be granted options that exceeded 5% of the currently issued and outstanding common stock of the Company.  The price of shares purchased was to be equal to or greater than the fair market value of the common stock at the date with a term of 5 years.  At December 31, 2008, the plan was expired.

During 2006, the Company’s Board of Directors approved an option to Ronald Price, the then CEO of the Company’s wholly owned subsidiary, Nano Clay and Technologies, Inc., to acquire up to 1,000,000 shares of common stock over a two-year period.  The first 500,000 shares were exercisable within a range of $1.51 to $1.48 per share, and the remaining 500,000 shares were exercisable at 85% of the common stock price on given anniversary dates.  These options were issued under the Non-qualified Stock Option Plan.  The options vested 25% on July 14, 2006, January 14, 2007, July 14, 2007, and January 14, 2008.  At December 31, 2008 and 2007, the Company recorded $427,432 and $666,002, respectively, in option-related compensation expense.  Option-related compensation expense incurred in 2008 was attributable to Jacobson ($88,151), Price ($290,600), Lyon ($35,328) and Weiss ($13,353).  Option-related compensation expense incurred in 2007 was attributable to Jacobson ($88,151) and Price ($577,851).

During 2004, the Company’s Board of Directors approved an option to the William Jacobson, the then CEO of Atlas Mining Company to acquire up to 3,500,000 shares of common stock over a five-year period at $0.18 per share.  These options were issued under the 1998 Non-qualified Stock Option Plan. 1,500,000 options vested on January 1, 2005 and the Company recorded $200,200 in compensation expense in accordance with APB 25. 500,000 options vest each January 1, 2006 through 2009. At December 31, 2007, the Company recorded $88,151 of compensation expense for the year then ended in accordance with SFAS 123 (R).

As a result of their respective resignations, unexercised options granted to both Price and Jacobson were cancelled.

During July 2007, the Company granted 4,000,000 options to its officers and employees pursuant to their employment contracts.  These options were forfeited in November 2007 as a result of a breach of their respective contracts.  As of December 31, 2007, no compensation expense was recorded for these grants.

Violation of Stock Issuances
During 2002 through 2004, the Company granted options in excess of the number allowable under the 1998 Non-qualified Stock Option Plan.  The Company granted options to purchase 9,679,048 shares that were in excess of 10% of the Company’s currently issued and outstanding shares during the period, pursuant to the rules of the 1998 Non-qualified Stock Option Plan.  The Company issued from this plan 3,850,000 options to purchase shares to Jacobson, the former CEO, during 2002 – 2004 of which 350,000 terminated in 2004 under the 1998 Non-qualified Stock Option Plan per employment contract terms.  In addition, 5,829,048 options were granted under the 2002 Consultant Plan to certain individuals to purchase shares of common stock.  These 5,829,048 options are discussed above as part of the 16,646,647 disclosed in the 2002 Consultant Plan.

The Company is authorized to issue stock options under one existing stock option plan approved by stockholders. The fair value of each of the Company’s stock option awards is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below.  Expected volatility is based on an average of historical volatility of the Company’s common stock.  The risk-free interest rate for periods within the contractual life of the stock option award is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the award is granted with a maturity equal to the expected term of the award.  The Company uses historical data to estimate forfeitures within its valuation model.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 9 - OPTIONS TO PURCHASE COMMON STOCK (CONTINUED)

The expected term of awards granted is derived from historical experience under the Company’s stock-based compensation plans and represents the period of time that awards granted are expected to be outstanding.

The significant weighted average assumptions relating to the valuation of the Company’s options for the year ended December 31, 2008 and 2007 were as follows:

	2008	2007
Dividend Yield	0%	0%
Expected Life	5 years	3 - 5 years
Expected Volatility	39.65% - 86.91%	39.65% - 86.91%
Risk-Free Interest Rate	3.44%	3.44%

A summary of the status and changes of the options granted under the Company’s 1998 Non-qualified Stock Option Plan and other agreements for the years ended December 31, 2008 and December 31, 2007 are as follows:

	December 31, 2008		December 31, 2007
		Weighted		Weighted
		Average		Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of period	2,688,577	$0.70	3,773,333	$0.52
Granted	625,000	2.61	4,000,000	2.61
Exercised	- 0 -	- 0 -	(1,084,756)	0.18
Forfeited	(2,688,577)	0.66	(4,000,000)	2.61
Expired	- 0 -	- 0 -	- 0 -	- 0 -
Outstanding at end of period	625,000	$0.70	2,688,577	$0.66
Exercisable at end of period	258,334	$0.70	1,438,577	$1.01

A summary of the status of the options outstanding at December 31, 2007 is presented below:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life	Price	Exercisable	Price
$0.65 - $0.71	75,000	4.5 years	$0.69	75,000	$0.69
$0.70	550,000	4.83 years	$0.70	183,334	$0.70
	625,000			258,334

The Company had 1,250,000 non-vested options at the beginning of the period with a weighted average grant date fair value of $0.61 per share.  At December 31, 2008, the Company had 366,666 non-vested options with a weighted average grant date fair value of $0.70 per share.  The unexercised options expire between July 1, 2013 and November 1, 2013.

At December 31, 2008, the total compensation cost of $29,268 for unvested shares is expected to be recognized over the next 0.33 years on a weighted average basis.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 10 – INCOME TAXES

At December 31, 2008, the Company had deferred tax assets principally arising from net operating loss carry-forwards for income tax purposes.  The Company calculates its deferred tax assets using the federal tax rate of 35% and the following state tax rates: Idaho (7.6%), Utah (5%) and Montana (6.75%), respectively.  Due to operating losses, the uncertainty of future profitability and limitations on the utilization of net operating loss carry-forwards under IRC Section 382, a valuation allowance has been recorded to fully offset the Company’s deferred tax asset.  In assessing the realization of deferred tax assets, management determines whether it is more likely than not some, or all, of the deferred tax asset will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income.  Management considers projected taxable income and tax planning strategies in making this assessment.  Based upon the level of historical taxable losses and projected taxable losses over the periods that the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences and thus recorded a valuation allowance against the entire deferred tax asset balance.  As of December 31, 2008 and 2007, the valuation allowances were $5,983,309 and $3,321,360, respectively.  The change in valuation allowance between 2008 and 2007 was $2,661,949.

At December 31, 2008 and 2007, the Company had net operating loss carry-forwards of approximately $13,812,780 and $8,823,184 for federal income tax purposes, respectively.  The net operating loss carry-forwards are available to be utilized against future taxable income through fiscal year 2028, subject to the Tax Reform Act of 1986, which imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” as defined by the Internal Revenue Code.  Federal and state net operating losses are subject to limitations as a result of these restrictions.  Under such circumstances, the Company’s ability to utilize its net operating losses against future income may be reduced.

A reconciliation of the statutory of federal and state tax rates to the Company’s effective tax rates is as follows:

	2008	2007

Statutory regular federal income tax rate	35%	35%
Statutory regular state income tax rate	19.35%	19.35%
Change in valuation allowance	(53.35%)	(53.35%)
Total	0%	0%

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS
Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate.  Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed.  Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated.

Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs.  These amounts also reflect prior experience in remediating contaminated sites, other companies’ clean-up experience and data released by The Environmental Protection Agency or other organizations.  Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation.  Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability.

Based upon management’s current assessment of its environmental responsibilities, the Company cannot reasonably estimate any reclamation or remediation liability that may occur in the future, if any.

AGREEMENTS
The Company had a commitment to Ronald Price under his employment agreement ratified by the Board of Directors March 17, 2005.  Under the agreement Mr. Price was to receive compensation for a period of three years, increased incrementally at the anniversary date of the agreement.  The agreement was to expire March 16, 2009.  Mr. Price tendered his resignation in December 2008.  Under the terms of this agreement, compensation will continue to Mr. Price through contract expiration.
For severance, Mr. Price will receive the aggregate sum of $50,000 over twelve subsequent months, paid in equal monthly installments.  Supplemental details of the separation agreement are included in the Form 8-K filed by the Company January 2009.

The Company has a commitment to Morris D. Weiss under an agreement dated October 31, 2008, ratified by the Board of Directors November 18, 2008.  Under the agreement, Mr. Weiss was appointed the Chief Restructuring Officer for a period of six months and is to receive monthly compensation of $16,667.  Mr. Weiss has been granted the option to purchase 550,000 shares of the Company’s common stock.   Supplemental details of the arrangement with Mr. Weiss are included in the Form 8-K filed by the Company November 18, 2008.

On May 1, 2009, Mr. Weiss’ term as Chief Restructuring Officer ended.  At that time, a review of his performance was assessed by the Board and the Board agreed to pay Mr. Weiss a bonus (as per the terms of his original agreement) in the amount of $100,000.  Such bonus would be payable in six monthly installments.  In addition to the compensation specified in the contract, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the Class Action and the insurance coverage litigation involving the Company for additional compensation.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION
Various lawsuits, claims, proceedings and investigations are pending involving us as described below in this section.  In accordance with SFAS No. 5, Accounting for Contingencies, when applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated.  In addition to the matters described herein, the Company is involved in or subject to, or may become involved in or subject to, routine litigation, claims, disputes, proceedings and investigations in the ordinary course of business, which in management’s opinion will not have a material adverse effect on the financial condition, cash flows or results of operations.

NaturalNano
NaturalNano, Inc. (“NaturalNano”) has notified the Company that it believes it is in breach of an agreement entered with NaturalNano in 2004, which included the following:

1.	The Company making available to NaturalNano a portion of its supply of unprocessed clay at the Dragon Mine, and;

2.
A commitment by NaturalNano to process the clay at its expense, including an agreement by NaturalNano to provide, at its expenses, technical, financial and operating support to provide a particle separation and sizing process at the Dragon Mine site.

As consideration for the agreement, NaturalNano paid $250,000 to Atlas and Atlas issued 750,000 warrants to NaturalNano at an exercise price of $0.35.

NaturalNano has made a claim against the Company seeking to recover the $250,000 it believes is due to it as part of the 2004 transaction.  The Company has made a counterclaim for monies received by NaturalNano from the sale of Atlas warrants issued to NaturalNano.  As of the date of the filing of this report, NaturalNano has not filed a lawsuit.  If a lawsuit were to be filed by NaturalNano, the Company would vigorously contest such a lawsuit.

Securities Litigation
The Company, certain of its directors and former officers and employees, its prior auditor, Chisolm, Bierwolf & Nilson, LLC, and Nano Clay and Technologies, Inc. a now defunct, wholly-owned subsidiary, are defendants in a class action, filed on October 11, 2007, on behalf of purchasers of publicly traded common stock of the Company during the period January 19, 2005 through October 8, 2007.  The First Amended Complaint (“Complaint”) alleges that Atlas damaged purchasers by making material misstatements in publicly disseminated press releases and Securities and Exchange Commission filings regarding the extent of the halloysite deposit on Company property, the availability and quality of halloysite for sale, and claimed sales of halloysite.  The Complaint also alleges that management improperly manipulated reported earnings with respect to purported halloysite sales.  The plaintiffs seek remedies under Section 10(b) of the Securities and Exchange Act and Rule 10b-5 thereunder and for violations of Section 20(a) of the Exchange Act.  The Company’s former officers and employees have requested, with respect to this action, payment of their attorneys’ fees and indemnification.  Lead counsel in this case has been selected.  The Company has indicated that it intends to vigorously defend this action.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On July 2, 2009, the Company entered into a Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL (D. Idaho).

Under the terms of the settlement agreement, the Company will pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy, in exchange for release of all claims against the Company, NanoClay & Technologies Inc., and the individual defendants William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg.  The Company will also fund up to $75,000 to fund expenses in connection with notification to class members.  The settlement agreement is the agreement contemplated by the memorandum of understanding entered into by the Company and the lead plaintiffs dated May 1, 2009 described in the 8-K filed by the Company on May 4, 2009 (“the MOU”) and the terms of it are consistent with such MOU.

Related to the Class Action Settlement, effective July 8, 2009, Atlas entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the individual defendants listed above in settlement of the insurance litigation Atlas Mining Co. v. Navigators Insurance Co. et al., No. 1:08-cv-00359-EJL (D. Idaho) and Navigators Insurance Co. v. Atlas Mining Co., et. al., Case No. 2:08-cv-00216-EJL (D.Idaho).  Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to class action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which Atlas will use in part to pay the individual defendants their costs in the class action and (iii) all claims under the insurance litigation will be released upon final court approval of the Class Action Settlement.

Also, related to the class action settlement, the Company has entered into a settlement agreement with Robert Dumont, a former President, CEO and director of the Company, mutually releasing all claims related to Dumont’s employment by the Company in consideration of the Company’s payment to Dumont of up to $258,000 for Dumont’s attorneys’ fees and expenses related to the class action (to be funded from the insurance proceeds described above), insurance litigation, and other matters which the Company will fund with monies it receives from Navigators in connection with the insurance litigation settlement.

OTHER COMMITMENTS

Ronald Price
On December 12, 2008, Ronald Price resigned from the Company’s Board of Directors pursuant to the terms of a separation agreement.  He also resigned as an officer and director of Nano Clay & Technologies, Inc., a subsidiary of the Company that has been administratively dissolved.  Pursuant to the Agreement Mr. Price will render certain cooperation and services.  Pursuant to the Agreement until March 1, 2009, he will be paid amounts equal to the compensation under his employment agreement (under which he was paid at the rate of $200,000 per year) with Nano Clay & Technologies, Inc., which was terminated by the Agreement.  For the period from March 1, 2009 to February 28, 2010, he will be paid $50,000 on an annualized basis, to be paid in monthly installments of $4,167.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER COMMITMENTS (CONTINUED)

John F. Levy
On January 11, 2008, the Board of Directors appointed John Levy as the sole member of a special committee as more fully described elsewhere.  As compensation for his duties as the sole member of this special committee, Mr. Levy was entitled to receive compensation, in addition to his compensation as a member of the Board of Directors, of $16,667 per month payable in advance on the first day of each month.  Mr. Levy was entitled to take up to one half of this compensation in common stock.

On September 29, 2008, the Board of Directors extended to December 31, 2008 the charter of the special committee formed by the Board of Directors on January 11, 2008.

In January 2009, the Board of Directors determined that the special committee had performed its intended function and the committee was disbanded.

Morris D. Weiss
On November 18, 2008, the Company announced the appointment of Mr. Weiss as Chief Restructuring Officer.  His duties will include oversight and management of litigation and property dispositions, advising the Board as to other restructuring matters and such other matters as may be assigned to him by the Board.  Mr. Weiss was granted options to purchase 550,000 shares of common stock at $0.70 per share.  The options vest as follows: (i) 41,667 shares vested on the grant date, (ii) 41,667 shares vest on the first 3 monthly anniversaries of the grant date, (iii) 41,666 shares vest on the next 2 monthly anniversaries of the grant date, and (iv) the remaining 300,000 shares will vest on the sixth month anniversary of the grant date.  The issuance of the options and shares to Mr. Weiss is made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

On May 1, 2009, Mr. Weiss’ term as Chief Restructuring Officer ended.  At that time, a review of his performance was assessed by the Board and the Board agreed to pay Mr. Weiss a bonus (as per the terms of his original agreement) in the amount of $100,000.  Such bonus would be payable in six monthly installments.  In addition to the compensation specified in the contract, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the Class Action and the insurance coverage litigation involving the Company for additional compensation.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.

Michael Lyon
On June 30, 2008, the Company hired Michael Lyon, 64, as Chief Executive Officer and President for a six- month period and entered into an employment agreement with Mr. Lyon.  The employment contract was for a period of six months.  The agreement provided for cash compensation of $12,500 per month and for five-year options to purchase 50,000 shares of common stock at $0.65 per shares, the closing market price on June 30, 2008.  The shares vested ratably on a monthly basis with the first vesting being on June 30, 2008.  In August 2008, Mr. Lyon was granted options to purchase an additional 25,000 shares of common stock at $0.71 per share.  On December 30, 2008, Mr. Lyon’s term as President and Chief Executive Officer of the Company expired and Mr. Lyon stepped down as President and Chief Executive Officer pursuant to the terms of his employment agreement.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER COMMITMENTS (CONTINUED)

David Taft
On October 17, 2008, the Board of Directors appointed David A. Taft as a director of the Company and determined that Mr. Taft is to be compensated for his services as a director at the rate of $10,000 a quarter. At the election of Mr. Taft, any such payment may be made in cash or in restricted common stock of the Company whose price shall be the average price per share at the daily closing of the last five trading days leading up to the first business day of the quarter to which such payment applies.  Issuance of shares to Mr. Taft will be made in reliance on the exemption found in Section 4(2) of the Securities Act of 1933.

Material Advisors LLC
On December 30, 2008, the Company entered into a Management Agreement with Material Advisors LLC, a management services company (“Manager”). The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one-year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement Manager will perform or engage others, including Andre Zeitoun, a principal of Manager, Chris Carney and Eric Basroon (“Management Personnel”), to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer.  Pursuant to the Management Agreement, Andre Zeitoun will serve as Company’s Chief Executive Officer and will be appointed as a member of the Company’s Board of Directors.

The services provided by Manager will include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters.  Manager will be paid an annual fee of $1,000,000 per year, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the Management Personnel, including Mr. Zeitoun and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including, in the case of Mr. Zeitoun, for service on the Board).  The Company will grant Manager non-qualified stock options to purchase, for $0.70 per share (the “$0.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).

Under certain very specific instances related to a going private transaction, the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”) accompanied by a tandem stock appreciation right (the “SAR”).  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During their terms, the Going Private Option and the SAR will be fully exercisable. If Company declares a dividend or distribution at any time while the $0.70 option is unvested, Manager will be entitled to receive an amount equal to the dividend or distribution that would be paid on the shares underlying the $0.70 Option, payable in the same form as such dividend or distribution on the same vesting schedule as the $0.70 Option.  Manager will have the right to participate in a going private transaction for up to 20% of the equity on terms and conditions, which are as favorable to Manager as the terms and conditions available to any other person who invests in the going private entity.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 12 – SUBSEQUENT EVENTS

Christopher T. Carney
On February 17, 2009, the Board of Directors appointed Christopher T. Carney as interim Chief Financial Officer effective February 17, 2009.  Mr. Carney will be compensated by Material Advisors LLC.

Securities and Exchange Commission
On March 9, 2009, the Company released a Form 8-K announcing that the SEC issued a formal order of investigation of facts with respect to possible violations of the securities laws by the Company, its officers, directors, and affiliates for the period of August 2002 through 2006.  The Special Committee of the Board of Directors investigated issuances of equity securities and reported all findings to the SEC during 2008.  The Company intends to cooperate fully with the SEC investigation.

Convertible Notes April 2009
Between April 7, and April 9, 2009, the Company sold to accredited investors $1,500,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes”) at a conversion price of $0.35 per share (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing June 15, 2009.

Convertible Notes May 2009
On May 1, 2009, the Company entered into agreements to sell to accredited investors $1,350,000 principal amount of Series 10% PIK-Election Convertible Notes due 2018 (the “Notes”) at a conversion price of $0.50 per share (the “Conversion Price”) and entered into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of the Notes.  The principal under the Notes is due December 15, 2018 subject to earlier acceleration or conversion of the Notes as described below.  The Notes bear interest at the rate of 10% per annum payable (including by issuance of additional in kind notes) semi-annually in arrears on June 15th and December 15th of each year commencing June 15, 2009.

The Notes (April and May 2009) may be converted at the option of the Noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion.  The Notes will be mandatorily converted when (i) sufficient common stock is available for conversion all notes in the Series, (ii) the average closing bid price or market price of the Company’s common stock for the preceding five (5) trading days is above the Conversion Price and (iii) a registration statement is effective and available for resale of all of the converted shares or the Noteholders may sell such shares under Rule 144 under the Securities Act.

Sale of Non-Core Assets
Between April 1 and April 10, 2009, the Company sold certain equipment from its discontinued contract mining business.  On April 15, 2009, the Company entered into an agreement for appointment of agent for the sale of assets with AAMCOR LLC (“the Agreement”).  Under the Agreement, the Company agreed to (i) sell certain of the equipment of its discontinued contract mining business to AAMCOR for $300,000 in cash plus a potential share in proceeds of resale of such items, and (ii) appointed AAMCOR exclusive agent to sell certain other non-core equipment deemed unnecessary for development of the Company’s Dragon Mine property.

APPLIED MINERALS, INC. AND SUBSIDIARY
(formerly Atlas Mining Company and Subsidiary)
Notes to the Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

Settlement Agreement
On July 2, 2009, the Company entered into a Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation pending in the United States District Court for the District of Idaho, Civil Action No. 07-428-N-EJL (D. Idaho).

Under the terms of the settlement agreement, the Company will pay plaintiffs $1,250,000 (which includes fees to plaintiff’s counsel), to be funded by the proceeds of an insurance policy, in exchange for release of all claims against the Company, NanoClay & Technologies Inc., and the individual defendants William T. Jacobson, Robert Dumont, Ronald Price and Barbara Suveg.  The Company will also fund up to $75,000 to fund expenses in connection with notification to class members.  The settlement agreement is the agreement contemplated by the memorandum of understanding entered into by the Company and the lead plaintiffs dated May 1, 2009 described in the 8-K filed by the Company on May 4, 2009 (“the MOU”) and the terms of it are consistent with such MOU.

Related to the Class Action Settlement, effective July 8, 2009, Atlas entered into a Settlement Agreement and Release with Navigators, RSUI Indemnity Company and RSUI Group, Alexander, Morford & Woo, Inc., and the individual defendants listed above in settlement of the insurance litigation Atlas Mining Co. v. Navigators Insurance Co. et al., No. 1:08-cv-00359-EJL (D. Idaho) and Navigators Insurance Co. v. Atlas Mining Co., et. al., Case No. 2:08-cv-00216-EJL (D.Idaho).  Pursuant to this agreement (i) Navigators will deliver $1,250,000 into a court registry, which will then be used upon final court approval of the Class Action Settlement to fund the $1,250,000 payment to class action plaintiffs, (ii) Navigators will deliver $750,000 to the Company for defense and investigative costs in connection with the Class Action and related matters, which Atlas will use in part to pay the individual defendants their costs in the class action and (iii) all claims under the insurance litigation will be released upon final court approval of the Class Action Settlement.

Also, related to the class action settlement, the Company has entered into a settlement agreement with Robert Dumont, a former President, CEO and director of the Company, mutually releasing all claims related to Dumont’s employment by the Company in consideration of the Company’s payment to Dumont of up to $258,000 for Dumont’s attorneys’ fees and expenses related to the class action (to be funded from the insurance proceeds described above), insurance litigation, and other matters which the Company will fund with monies it receives from Navigators in connection with the insurance litigation settlement.

ITEM 9.                      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two years ended December 31, 2006, there were no disagreements Chisholm, Bierwolf, & Nilson LLC (“Chisholm”), the independent registered public accounting firm, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.  Chisholm did not advise us that

1.	internal controls necessary to develop reliable financial statements did not exist; or

2.
information has come to its attention which made the accountant unwilling to rely on management's representations, or unwilling to be associated with the financial statements prepared by management; or

the scope of the audit should be expanded significantly, or information has come to its attention that it had concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified audit report)

On August 20, 2008, the Board of Directors engaged PMB Helin Donovan LLP (“PMB”) as our independent registered public accounting firm, and simultaneously dismissed Chisholm.

The engagement of PMB as our independent registered public accounting firm included auditing financial information for the years ended December 31, 2006 as well as performing audit procedures for the year ended December 31, 2007.  Additional services engaged also include quarterly reviews of financial information beginning with the first quarter ended March 31, 2006.

ITEM 9A.                      CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls

As of December 31, 2008, Company management, with the participation of the Company's Interim Chief Executive Officer and Interim Principal Financial Officer, evaluated the effectiveness of the Company's disclosure controls and procedures as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act). Based on this evaluation, the Company's Interim Chief Executive Officer and Interim Principal Financial Officer, who is the same person, concluded that as of December 31, 2008, the Company's disclosure controls and procedures were not effective for the purposes of recording, processing, summarizing and timely reporting of material information relating to the Company required to be included in its periodic reports.

For the reasons discussed in Managements Report on Internal Control over Financial Reporting below, Company management, including the Interim Chief Executive Officer and Interim Principal Financial Officer concluded that, as of December 31, 2008, the Companys internal control over financial reporting was not effective due to material weaknesses in internal control. Notwithstanding the identified control deficiencies, Management has concluded that the consolidated financial statements included in this annual report present fairly, in all material respects, the Companys financial position, results of operations, and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States.

Managements Report on Internal Control Over Financial Reporting
Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our internal control over financial reporting includes, among other things, those policies and procedures that:

i.	Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

ii.
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statement in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

iii.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting can also be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may be inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management, including the chief executive officer and principal financial officer, concluded that we did not maintain appropriate internal control over financial reporting at December 31, 2008. In arriving at that conclusion, we considered the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and we performed a complete assessment as outlined in Commission Guidance Regarding Management’s Report on Internal Control Over Financial Reporting Under Section 13(a) or 15(d) of the Exchange Act ("SOX").  This annual report does not include an attestation report of the Company's registered public accounting firm regarding internal control over financial reporting.  Management's report was not subject to attestation by the Company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management's report in this annual report.

In performing our assessment, we identified the risks that most likely affect reliable financial reporting and are most likely to have a material impact on the company’s financial statements, documented each business process within the risk area, determined the control points related to the business process and tested the design and effectiveness of each control.  In addition to process (transactional) level controls, we evaluated entity level controls to determine if compensating controls mitigated any process level risks.  Entity level controls include a broad range of non-transactional activities including account reconciliations, management review of results, the Company’s Code of Conduct and Audit Committee review of practices and results.

SEC Release 33-8809 defines “material weakness” as a deficiency, or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s financial statement will not be prevented or detected on a timely basis.  SEC release 33829 defines “significant deficiency” as a deficiency, or combination of deficiencies in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the registrant’s financial reporting.

In summary, as a result of our first assessment of internal control over financial reporting under COSO criteria we identified a material weakness in a high risk process and a number of significant deficiencies in high to low risk processes within high risk areas of financial statement control and, accordingly, we have concluded that of December 31, 2008 our internal controls over financial reporting were ineffective.  Despite the existence of the material weakness and the significant deficiencies, we believe that our consolidated financial statements contained in this Form 10-K/A (Amendment No. 2) filed with the SEC fairly present our financial position, results of operations and cash flows for the fiscal year ending December 31, 2008 in all material respects.

As of December 31, 2008, the following material weaknesses in our internal control over financial reporting were identified:

i.
The lack segregation of duties in the period-end financial reporting process.  The Company has historically had limited accounting staff and minimal operating revenue and as such, all accounting and financial reporting operations are performed by one individual. This individual is the only employee with any significant knowledge of generally accepted accounting principles and is the only individual in charge of the general ledger (including the preparation of routine and non-routine journal entries and journal entries involving accounting estimates), the preparation of account reconciliations, the selection of accounting principles, and the preparation of interim and annual financial statements (including consolidation entries and footnote disclosures) in accordance with generally accepted accounting principles.  In addition, the lack of more than one person with significant knowledge of generally accepted accounting principles has resulted in ineffective oversight and monitoring of the work performed by the employee.

Changes in Internal Control Over Financial Reporting

As a result of implementing the assessment process over the internal control over financial reporting, we implemented various remediation measures to improve our financial reporting and disclosure controls.  As this is our first report on internal control, none of the weaknesses identified below have been previously disclosed.  Some of the remedial actions taken since December 31, 2008 include:

i.
The institution of certain personnel changes that will result in an appropriate segregation of duties in the period-end financial reporting process.  The Company hired a CEO and Interim CFO in early 2009 to resolve, in part, the separation of duties issue.

ii.	The creation of an independent, qualified, and active Board of Directors that includes a financial expert.

ITEM 9B.                      OTHER INFORMATION

None.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered.  All such expenses are estimated except for the SEC registration fee.

Registration Fee – Securities and Exchange Commission	$900
Accounting Fees and Expenses	6,000
Legal Fees and Expenses	15,000
Miscellaneous	2,000
TOTAL	$23,900

ITEM 2.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes provisions that (i) eliminate, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, and (ii) require the Registrant to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify any other person as set forth in the Delaware General Corporation Law, and (iii) the rights conferred in the Bylaws are not exclusive.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we expect to obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

ITEM 3.                      RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the three years before the date of this registration statement.  With respect to the sale of unregistered securities referenced below, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act.  In each instance, the purchaser had access to sufficient information regarding our company so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in our securities.  None of the sales involved an underwriter.

Date	Security	Shares/Face	Proceeds ($)		Conversion Price	Use of Proceeds
1/3/2007	Common Stock	40,000	$20,000		N/A	Working Capital
1/9/2007	Common Stock	1,481,482	2,000,001		N/A	Working Capital
1/9/2007	Common Stock	230,000	115,000		N/A	Working Capital
1/12/2007	Common Stock	3,430	858		N/A	Working Capital
1/29/2007	Common Stock	30,570	15,000	*	N/A	Working Capital
1/29/2007	Common Stock	19,430	9,715		N/A	Working Capital
7/11/2007	Common Stock	833,330	150,000		N/A	Working Capital
7/26/2007	Common Stock	251,426	45,257		N/A	Working Capital
5/23/2008	Common Stock	583,333	350,000		N/A	Working Capital
5/30/2008	Common Stock	250,000	150,000		N/A	Working Capital
6/27/2008	Common Stock	2,000,000	1,000,000		N/A	Working Capital
9/29/2008	Common Stock	2,000,000	1,000,000		N/A	Working Capital
12/30/2008	PIK Notes	$1,000,000	1,000,000		$0.35	Working Capital
4/9/2009	PIK Notes	$1,500,000	1,500,000		0.35	Working Capital
5/1/2009	PIK Notes	$1,350,000	1,350,000		0.50	Working Capital
7/28/2009	PIK Notes	$200,000	200,000		0.65	Working Capital
10/26/2009	PIK Notes	$2,000,000	2,000,000		1.00	Working Capital
Total			$10,905,831

*consideration was redeemed warrant

ITEM 4.                      EXHIBITS.
Exhibit No.	Description OF Exhibits	Incorporated by Reference in Document	Exhibit No. (or Item) in Incorporated Document
3.1	Certificate of Incorporation, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	99.1
3.2	Bylaws, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	3.2
4.1	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued December 30, 2008	Form 8-K filed on January 7, 2009	99.1, 99.2
4.2	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued April 7 – 9, 2009	Form 8-K filed on April 10, 2009	99.1, 99.2
4.3	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 1, 2009	Form 8-K filed on May 4, 2009	99.1, 99.2
4.4	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 1, 2009	Filed herewithin	4.4
4.5	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued October 26, 2009	Form 8-K filed on October 26, 2009	99.1, 99.2
5.1	Opinion of K&L Gates LLP	Filed herewith.	5.1
10.1	Dumont Employment Agreement	Form 8-K filed on July 13, 2007	99.1
10.2	Gaensbauer Employment Agreement	Form 8-K filed on August 15, 2007	99.1
10.3	Suveg Employment Agreement	Form 8-K filed on August 15, 2007	99.2
10.4	Lyon Employment Agreement	Form 8-K filed on July 3, 2008	99.1
10.5	Amendment to Lyon Employment Agreement	Form 8-K filed on October 2, 2008	Item 8.01
10.6	Compensation arrangements of directors	Form 8-K filed on January 17, 2008	Item 5.02 (ii) and (iii)
10.7	Amendment to compensation arrangements of directors	Form 8-K filed on October 2, 2008	Item 8.01
10.8	Compensation arrangements of director Taft	Form 8-K filed on October 2, 2008	Item 5.02
10.9	Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	99.1
10.10	Additional Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	Item 5.02
10.11	Ronald Price separation agreement	Form 10-K filed on July 28, 2009	10.11
10.12	Agreement with Material Advisors LLC	Form 8-K filed on April 10, 2009	99.1, 99.2
10.13	Agreement for Appointment of Agent for the Sale of Assets with AAMCOR LLC	Form 10-K filed on July 28, 2009	10.13
10.14	Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation	Form 10-K filed on July 28, 2009	10.14
10.15	Settlement Agreement and Release with Navigators, RSUI Indemnity Company	Form 8-K filed on April 10, 2009
10.16	Settlement Agreement with William Jacobson	Form 10-K filed on July 28, 2009	10.15
10.17	Settlement Agreement with Robert Dumont	Form 10-K filed on July 28, 2009	10.16
10.18	Employment Agreement with Ronald Price	Form 10-K filed on July 28, 2009	10.19
10.19	Employment Agreement for William Jacobson	Form 10-K filed on March 31, 2005	10
21	List of Subsidiaries	Filed herewith	21
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1 attached hereto)	Filed herewith.
23.2	Consent of PMB Helin Donovan, LLP	Filed herewith.

ITEM 5.                  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on February 2, 20 10 .

APPLIED MINERALS, INC.

By:	ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Andre Zeitoun and Christopher T. Carney, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Director and Chief Executive Officer	February 2 , 20 10
Andre Zeitoun

	Interim Chief Financial Officer	February 2, 20 10
Christopher T. Carney	(Principal financial accounting officer)

	Director	February 2 , 20 10
John F. Levy

	Director	February 2 , 20 10
David Taft

	Director	February 2 , 20 10
Morris D. Weiss

	Director	February 2 , 20 10
Evan Stone

EXHIBIT

Subsidiaries

Park Copper and Gold Mining Company, Ltd.